EXHIBIT 3.1

1

1For Ministry Use Only
A l'usage exclusif du ministère

Ministry of Government Services | **Ministère des Services gouvernementaux**

Ontario

Ontario Corporation Number
Numéro de la société en Ontario

1853523

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les presents status entrenet en viguer le

Director / Directrice
Business Corporations Act **/ Loi sur les société par actions**

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la compagnie issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT):

POLAR WIRLESS COROPORATION

2. The address of the registered office is:
Adresse du siege social:

100 York Boulevard, Suite 600
Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)

Richmond Hill — **ONTARIO** — L4B 1J8
Name of Municipality or Post Office/
Nom de la municipalité ou du bureau de poste
Postal Code/*Code postal*

3. Number of directors is: *Nombre d'administrateurs:*
Fixed number / *Nombre fixe*: [ ]
OR minimum and maximum / **OU** minimum or maximum: 1 — 10

4. The director(s) is/are: / *Administrateur(s):*

First name, middle name and surname *Prénom, autres prénom et nom de famile*	Address for service, giving Street & No. or R.R. No., Municipality Province, Country and Postal Code *Domicile élu y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Resident canadien Oui/Non*
Robert M. Bent	183 Wellington Street West, Suite 2805 Toronto, Ontario M5V 0A1	Yes

2

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B:

A. **Amalgamation Agreement / *Convention de fusion*:**

☒ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.
Les actionnaires de chaque société qui fusionne ont dûment adopté la convention de fusion conformément au paragraphe 176 (4) de la Loi sur les compagnies à la date mentionnée ci-dessous.

or
ou

B. **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / *Fusion d'une société mere avec une ou plusieurs de ses fillales ou fusion de filliales*:**

☐ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.
Les administrateurs de chaque *société qui fusionne ont approuvé la fusion par voie de resolution conformé*ment à 'article 177 de la Loi sur les *societies par actions* à la date mentionnée *ci-dessous.*

The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les status de fusion reprennent essentielliement les dispositions des statuts constitiuifs de

____

and are more particularly set out in these articles.
et sont énoncés textuellement aux presents status.

Name of amalgamating corporations Dénomination sociale des societies qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year / année, Month / mois, Day / jour
POLAR WIRELESS CORPORATION	2231563	2011-06-22
2230354 Ontario Inc.	2230354	2011-06-22

3

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

There are no restrictions on business the Corporation may carry on or on powers the Corporation may exercise.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre:

The Corporation is authorized to issue:

4

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:

As set out in pages 4a to 4qq attached.

SHARE PROVISIONS

I.  DEFINITIONS

For the purposes of these share provisions, except as otherwise indicated:

“Affiliate” of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

“Amalgamation” means the amalgamation of 2230354 Ontario Inc. and Polar Wireless Corporation under the OBCA.

“Board of Directors” means the board of directors of New Polar.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business during normal banking hours.

“Calico” means 2240519 Ontario Limited, a corporation existing under the laws of the Province of Ontario.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”), at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director pursuant to subsection 178(4) of the OBCA in respect of the Amalgamation.

“Class A Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class A Redemption Date” has the meaning ascribed thereto in Section 4.2 of the share provisions attaching to the Class A Shares.

“Class A Redemption Price” has the meaning ascribed thereto in Section 4.1 of the share provisions attaching to the Class A Shares.

“Class A Shares” means the Class A non-voting common shares in the capital of New Polar.

“Class B Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class B Redemption Date” has the meaning ascribed thereto in Section 4.2 of the share provisions attaching to the Class B Shares.

“Class B Redemption Price” has the meaning ascribed thereto in Section 4.1 of the share provisions attaching to the Class B Shares.

“Class B Shares” means the Class B non-voting common shares in the capital of New Polar. “Common Shares” means the common shares in the capital of New Polar.

“Current Market Price” means, in respect of a Polar Preferred Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Polar Preferred Shares on such stock exchange or automated quotation system on which the Polar Preferred Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, on each of the thirty (30) consecutive trading days ending not more than five trading days before such date; provided, however, that if there is no public distribution or trading activity of Polar Preferred Shares during such period, then the Current Market Price of a Polar Preferred Share shall be determined by the Board of Directors in good faith, and provided further that any such determination by the Board of Directors shall be conclusive and binding.

“Effective Date” means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

“New Polar” means the corporation resulting from the Amalgamation.

“OBCA” means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Polar” means Polar Wireless Corp., a company existing under the laws of the State of Nevada, and its successors.

“Polar Control Transaction” means any merger, amalgamation, tender offer, take-over bid, plan of arrangement, material sale of shares or rights or interests therein or thereto or similar transactions involving Polar, or any proposal to do so, that upon completion, does or would materially affect control of Polar.

“Polar Preferred Shares” means the shares of Series A preferred stock, par value US$0.001 per share, of Polar.

“Polar Shares” means the shares of common stock, par value US$0.001 per share, of Polar.

“Transfer Agent” means such entity as may from time to time be the registrar and transfer agent for the applicable class of shares in the capital of New Polar.

II.  PROVISIONS ATTACHING TO COMMON SHARES

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1 Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Common Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2 Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up of New Polar, the holders of the Common Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares.

3 Voting Rights

3.1 The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of New Polar and shall have one vote for each share held at all meetings of the shareholders of New Polar, except for meetings at which only holders of another specified class or series of shares of New Polar are entitled to vote separately as a class or series.

4 Amendment and Approval

4.1 The rights, privileges, restrictions and conditions attaching to the Common Shares may be added to, changed or removed but only with the approval of the holders of the Common Shares given as hereinafter specified, and any other approval required by law.

4.2 Any approval given by the holders of the Common Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Common Shares or any other matter requiring the approval or consent of the holders of the Common Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Common Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Common Shares duly called and held at which the holders of at least 25% of the outstanding Common Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Common Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Common Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Common Shares.

III.  PROVISIONS ATTACHING TO CLASS A SHARES

The Class A Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1 Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Class A Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2 Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Exchangeable Shares and the Class B Exchangeable Shares and to any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares and the Class B Shares.

3 Voting Rights

3.1 Except where specifically provided by the OBCA, the holders of the Class A Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of New Polar and shall not be entitled to vote at any meeting of shareholders of New Polar.

4 Redemption

4.1 Subject to applicable law, New Polar may, at any time, redeem the whole of the then outstanding Class A Shares for an amount per share equal to the Current Market Price of one Polar Share on the last Business Day prior to the Class A Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class A Shares one Class A Exchangeable Share for each Class A Share held by such holder (the “Class A Redemption Price”).

4.2 In any case of a redemption of Class A Shares under this Section  4, New Polar shall, at least one day before the Redemption Date, send or cause to be sent to each holder of Class A Shares a notice in writing of the redemption by New Polar of the Class A Shares held by such holder. Such notice shall set out the Class A Redemption Price and the date on which the redemption is to take place (the “Class A Redemption Date”). On or after the Class A Redemption Date, New Polar shall cause to be delivered to the holders of the Class A Shares to be redeemed the Class A Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Share. Payment of the total Class A Redemption Price for such Class A Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Class A Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance). On and after the Class A Redemption Date, the holders of the Class A Shares called for redemption shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class A Redemption Price. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class A Shares as aforesaid to deposit or cause to be deposited the total Class A Redemption Price of the Class A Shares so called for redemption in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class A Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class A Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Class A Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class A Shares so deposited. Upon such payment or deposit of the total Class A Redemption Price, the holders of the Class A Shares shall thereafter be considered and deemed for all purposes to be holders of the Class A Exchangeable Shares delivered to them.

5 Amendment and Approval

5.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares may be added to, changed or removed but only with the approval of the holders of the Class A Shares given as hereinafter specified, and any other approval required by law.

5.2 Any approval given by the holders of the Class A Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the holders of the Class A Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class A Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Shares duly called and held at which the holders of at least 25% of the outstanding Class A Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Shares.

IV.  PROVISIONS ATTACHING TO CLASS B SHARES

The Class B Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1 Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class B Shares with respect to priority in the payment of dividends, the holders of Class B Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Class B Shares shall be declared and paid in equal amounts per share on all Class B Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Class B Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2 Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Exchangeable Shares and the Class B Exchangeable Shares to any other shares ranking senior to the Class B Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares and the Class B Shares.

3 Voting Rights

3.1 Except where specifically provided by the OBCA, the holders of the Class B Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of New Polar and shall not be entitled to vote at any meeting of shareholders of New Polar.

4 Redemption

4.1 Subject to applicable law, New Polar may, at any time, redeem the whole of the then outstanding Class B Shares for an amount per share equal to the Current Market Price of one Polar Preferred Share on the last Business Day prior to the Class B Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class B Shares 0.0657895 Class B Exchangeable Share for each Class B Share held by such the holder (the “Class B Redemption Price”).

4.2 In any case of a redemption of Class B Shares under this Section 4, New Polar shall, at least one day before the Redemption Date, send or cause to be sent to each holder of Class B Shares a notice in writing of the redemption by New Polar of the Class B Shares held by such holder. Such notice shall set out the Class B Redemption Price and the date on which the redemption is to take place (the “Class B Redemption Date”). On or after the Class B Redemption Date, New Polar shall cause to be delivered to the holders of the Class B Shares to be redeemed the Class B Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Share. Payment of the total Class B Redemption Price for such Class B Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Class B Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance). On and after the Class B Redemption Date, the holders of the Class B Shares called for redemption shall cease to be holders of such Class B Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class B Redemption Price. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class B Shares as aforesaid to deposit or cause to be deposited the total Class B Redemption Price of the Class B Shares so called for redemption in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class B Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class B Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Class B Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class B Shares so deposited. Upon such payment or deposit of the total Class B Redemption Price, the holders of the Class B Shares shall thereafter be considered and deemed for all purposes to be holders of the Class B Exchangeable Shares delivered to them.

5 Amendment and Approval

5.1 The rights, privileges, restrictions and conditions attaching to the Class B Shares may be added to, changed or removed but only with the approval of the holders of the Class B Shares given as hereinafter specified, and any other approval required by law.

5.2 Any approval given by the holders of the Class B Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares or any other matter requiring the approval or consent of the holders of the Class B Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class B Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class B Shares duly called and held at which the holders of at least 25% of the outstanding Class B Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class B Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class B Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class B Shares.

V.  PROVISIONS ATTACHING TO CLASS A EXCHANGEABLE SHARES

The Class A Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1 Interpretation

1.1 For the purposes of these share provisions relating to the Class A Exchangeable Shares:

“Polar (Callco) Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class A Exchangeable Shares.

“Polar Dividend Declaration Date” means the date on which the board of directors of Polar declares any dividend on the Polar Shares.

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class A Exchangeable Shares.

“Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Call Right” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Date” means the date established by the Board of Directors for the redemption by New Polar of all, but not less than all, of the outstanding Class A Exchangeable Shares pursuant to Section 7 of these share provisions relating to the Class A Exchangeable Shares, when:

(a)
there are fewer than 10% of the number of Class A Exchangeable Shares issued on the Effective Date outstanding (other than Class A Exchangeable Shares held by Polar and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Class A Exchangeable Shares, any issue or distribution of rights to acquire Class A Exchangeable Shares or securities exchangeable for or convertible into Class A Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Class A Exchangeable Shares), in which case the Board of Directors may fix the redemption date to such date as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Class A Exchangeable Shares;

(b)
a Polar Control Transaction occurs, in which case, provided that the Board of Directors determine, in good faith in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class A Exchangeable Shares in connection with such Polar Control Transaction that the redemption of all, but not less than all, of the outstanding Class A Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the Board of Directors may fix the redemption date as it may determine, upon such number of days prior written notice to the registered holders of the Class A Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(c)
a change in Canadian tax law occurs that allows holders of Class A Exchangeable Shares who hold such shares as capital property to exchange such shares for Polar Shares on a tax-deferred basis, in which case the Redemption Date may be any date after the effective date of such change in Canadian tax law as the Board of Directors may determine upon such number of days’ written notice to the holders of Class A Exchangeable Shares as the Board of Directors determines to be reasonably practicable in such circumstances,

(d)
provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to such holders of Class A Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retracted Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Call Right” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Date” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Support Agreement” means the support agreement between Polar, Calico and New Polar, made on or about the Effective Date.

“Transfer Attempt” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Transferred Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

2 Ranking of Class A Exchangeable Shares

2.1 The Class A Exchangeable Shares shall be entitled to a preference over the Common Shares, the Class A Shares and the Class B Shares and any other shares ranking junior to the Class A Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, and shall rank rateably with the Class B Exchangeable Shares.

3 Dividends

3.1 A holder of a Class A Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Polar Dividend Declaration Date, declare a dividend on each Class A Exchangeable Share (a) in the case of a cash dividend or distribution declared on the Polar Shares, in an amount in cash for each Class A Exchangeable Share equal to the Canadian Dollar Equivalent on the Polar Dividend Declaration Date of the cash dividend or distribution declared on each Polar Share, (b) in the case of a stock dividend declared on the Polar Shares to be paid in Polar Shares, in such number of Class A Exchangeable Shares for each Class A Exchangeable Share as is equal to the number of Polar Shares to be paid on each Polar Share, or (c) in the case of a dividend declared on the Polar Shares in property other than cash or Polar Shares, in such type and amount of property for each Class A Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement and each such determination to be conclusive and binding on New Polar and its shareholders) the type and amount of property declared as a dividend on each Polar Share. Such dividends shall be paid out of money, assets or property of New Polar properly applicable to the payment of dividends, or out of authorized but unissued shares of New Polar. Each such dividend shall be designated by New Polar as an “eligible dividend” pursuant to subsection 89(14) of the Income Tax Act (Canada), except to the extent that such designation would result in New Polar making an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act, in which case New Polar shall take such reasonable steps (including the declaration and payment of multiple dividends) as may be required to permit the designation of “eligible dividends” to the fullest extent possible. Any dividend which should have been declared on the Class A Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by New Polar as soon as payment of such dividend is permitted by such law on a subsequent date or dates determined by the Board of Directors.

3.2 Cheques of New Polar or any dividend paying agent appointed by New Polar payable at par at any branch of the bankers of New Polar shall be issued in respect of any cash dividend or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Class A Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Class A Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of a Class A Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by New Polar in such manner as it shall determine and the issuance, distribution or transfer thereof by New Polar to each holder of a Class A Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Class A Exchangeable Share shall be entitled to recover by action or other legal process against New Polar any dividend that is represented by a cheque that has not been duly presented to New Polar’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Class A Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Class A Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Polar Shares.

3.4 If on any payment date for any dividends declared on the Class A Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Class A Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which New Polar shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

4 Certain Restrictions

4.1 So long as any of the Class A Exchangeable Shares are outstanding (other than Class A Exchangeable Shares held by Polar or its Affiliates), New Polar shall not at any time without, but may at any time with, the approval of the holders of the Class A Exchangeable Shares given as specified in Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(a)
pay any dividends on the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares, other than stock dividends payable in Common Shares, Class A Shares, Class B Shares or any such other shares ranking junior to the Class A Exchangeable Shares, as the case may be;

(b)	redeem, retract or purchase or make any capital distribution in respect of Common Shares, Class A Shares, Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar ranking equally with or junior to the Class A Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
except for the issue of Class B Exchangeable Shares, issue any Class A Exchangeable Shares or any other shares of New Polar ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Class A Exchangeable Shares other than by way of stock dividends to the holders of such Class A Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends or distributions on the outstanding Class A Exchangeable Shares corresponding to dividends or distributions declared following the initial date of issue of Class A Exchangeable Shares on the Polar Shares shall have been declared on the Class A Exchangeable Shares and paid in full.

5 Distribution on Liquidation

5.1 In the event of the liquidation, dissolution or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, a holder of Class A Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of New Polar in respect of each Class A Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of New Polar among the holders of the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Liquidation Amount”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends).

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, New Polar shall cause to be delivered to the holders of the Class A Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Exchangeable Share upon presentation and surrender of the certificates representing such Class A Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may be specified by New Polar by notice to the holders of the Class A Exchangeable Shares. Payment of the total Liquidation Amount for such Class A Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar for the Class A Exchangeable Shares or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares, on behalf of New Polar, of certificates representing Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Liquidation Date, the holders of the Class A Exchangeable Shares shall cease to be holders of such Class A Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Class A Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Class A Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Class A Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Class A Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Class A Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Polar Shares delivered to them.

5.3 After New Polar has satisfied its obligations to pay the holders of the Class A Exchangeable Shares, the Liquidation Amount per Class A Exchangeable Share pursuant to Section 5.1 of these share provisions relating to the Class A Exchangeable Shares, such holders shall not be entitled to share in any further distribution of the assets of New Polar.

5.4 Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of New Polar pursuant to Section 5 of these share provisions relating to the Class A Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares on the Liquidation Date all, but not less than all, of the Class A Exchangeable Shares held by each such holder on payment by Calico of an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Polar Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class A Exchangeable Share and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Liquidation Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Calico, each holder shall be obligated to sell all the Class A Exchangeable Shares held by the holder to Calico on the Liquidation Date on payment by Calico to the holder of the Liquidation Call Purchase Price for each such share.

5.5 To exercise the Liquidation Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class A Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Liquidation Date. The Transfer Agent will notify the holders of Class A Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Callco exercises the Liquidation Call Right, on the Liquidation Date, Callco will purchase, and the holders will sell, all of the Class A Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6 For the purposes of completing the purchase of the Class A Exchangeable Shares pursuant to the Liquidation Call Right, Calico shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Polar Shares deliverable by Callco in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Class A Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Class A Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Polar Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Callco, shall deliver to such holder, certificates representing the Polar Shares to which the holder is entitled and a cheque or cheques of Callco payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Class A Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by New Polar in connection with the liquidation, dissolution or winding-up of New Polar pursuant to this Section 5.

6 Retraction of Class A Exchangeable Shares by Holder

6.1 A holder of Class A Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Calico of the Retraction Call Right and otherwise upon compliance with the provisions of this Section 6, to require New Polar to redeem any or all of the Class A Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Share for each Class A Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Retraction Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares the certificate or certificates representing the Class A Exchangeable Shares which the holder desires to have New Polar redeem, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request”) in such form as may be acceptable to New Polar:

(a)
specifying that the holder desires to have all or any number specified therein of the Class A Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by New Polar;

(b)
stating the Business Day on which the holder desires to have New Polar redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than three Business Days nor more than ten Business Days after the date on which the Retraction Request is received by New Polar and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by New Polar; and

(c)
acknowledging the overriding right (the “Retraction Call Right”) of Calico to purchase all, but not less than all, the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

In the event that, on or prior to the Redemption Date, any holder of Class A Exchangeable Shares notifies New Polar, either directly or through the Transfer Agent, that such holder desires to transfer or otherwise attempts to transfer any such shares to any other person or entity (any such notification or attempt, a “Transfer Attempt”), then such holder shall, by such action, be deemed to have made a Retraction Request on the following terms and conditions:

(a)
the Class A Exchangeable Shares which are the subject of such Transfer Attempt (the “Transferred Shares”) shall be considered to be the Retracted Shares for the purposes of such deemed Retraction Notice;

(b)	the Retraction Date shall be three Business Days after the date of receipt by New Polar or the Transfer Agent of notice of the Transfer Attempt (or such lesser period as New Polar may permit); and

(c)	the holder shall be deemed to have acknowledged the overriding Redemption Call Right and the Retraction Call Right.

In accordance with the deemed Retraction Request, no certificates shall be issued by New Polar representing the Transferred Shares in the name of the transferee, and the sole right of the transferee in respect of the Transferred Shares shall be to receive the Polar Shares to which such person is entitled as a result of the Retraction Notice.

6.2 Subject to the exercise by Calico of the Retraction Call Right, upon receipt by New Polar or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Class A Exchangeable Shares which the holder desires to have New Polar redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, New Polar shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class A Exchangeable Shares represented by any certificate are redeemed (or purchased by Calico pursuant to the Retraction Call Right), a new certificate for the balance of such Class A Exchangeable Shares shall be issued to the holder at the expense of New Polar.

6.3 Upon receipt by New Polar of a Retraction Request, New Polar shall immediately notify Callco and Polar thereof. In order to exercise the Retraction Call Right, Polar or Calico must notify New Polar in writing of Calico’s determination to do so (the “Polar (Callco) Call Notice”) within two Business Days of notification to Polar and Callco by New Polar of the receipt by New Polar of the Retraction Request. If the Polar or Callco does not so notify New Polar within such two Business Day period, New Polar will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Polar or Callco delivers the Polar (Callco) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, New Polar shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date, the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Polar Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by New Polar of such Retracted Shares shall take place on the Retraction Date. In the event that neither Polar nor Callco delivers a Polar (Callco) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, New Polar shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

6.4 New Polar or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of New Polar for the Class A Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares, certificates representing the Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of New Polar payable at par at any branch of the bankers of New Polar in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by New Polar) or a cheque of Callco payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of New Polar or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by New Polar or purchased by Calico shall thereafter be considered and deemed for all purposes to be a holder of the Polar Shares delivered to it.

6.6 Notwithstanding any other provision of this Section 6, New Polar shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If New Polar believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Calico shall not have exercised the Retraction Call Right with respect to the Retracted Shares, New Polar shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by New Polar. In any case in which the redemption by New Polar of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, New Polar shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions relating to the Class A Exchangeable Shares on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of New Polar, representing the Retracted Shares not redeemed by New Polar pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by New Polar pursuant to Section 6.2 of these share provisions relating to the Class A Exchangeable Shares as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Calico to such holder of the Purchase Price for each such Retracted Share.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to New Polar before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Calico shall be deemed to have been revoked.

7 Redemption of Class A Exchangeable Shares by New Polar

7.1 Subject to applicable law, and subject to the exercise by Calico of the Redemption Call Right, New Polar shall on the Redemption Date redeem the whole of the then outstanding Class A Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class A Exchangeable Shares one Polar Share for each Class A Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Redemption Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends).

7.2 In any case of a redemption of Class A Exchangeable Shares under this Section 7, New Polar shall, at least 20 days before the Redemption Date (other than a Redemption Date established in connection with a Polar Control Transaction), send or cause to be sent to each holder of Class A Exchangeable Shares a notice in writing of the redemption by New Polar or the purchase by Calico under the Redemption Call Right, as the case may be, of the Class A Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Polar Control Transaction, the written notice of redemption by New Polar or the purchase by Calico under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Calico of the Redemption Call Right, New Polar shall cause to be delivered to the holders of the Class A Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Exchangeable Share upon presentation and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice of the certificates representing such Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Class A Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares comprising part of the total Redemption Pride (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Redemption Date, the holders of the Class A Exchangeable Shares called for redemption shall cease to be holders of such Class A Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Class A Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class A Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Class A Exchangeable Shares so called for redemption, or of such of the said Class A Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class A Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class A Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Class A Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Polar Shares delivered to them.

7.3 Callco shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of Class A Exchangeable Shares by New Polar pursuant to this Section 7 of these share provisions relating to the Class A Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares to be redeemed on the Redemption Date, all, but not less than all, of the Class A Exchangeable Shares held by each such holder on payment by Callco to the holder of an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Polar Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class A Exchangeable Share and all dividends declared on Polar Shares that have not been declared on such Class A Exchangeable Share in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Redemption Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Class A Exchangeable Shares held by the holder and otherwise to be redeemed to Calico on the Redemption Date on payment by Calico to the holder of the Redemption Call Purchase Price for each such share.

7.4 To exercise the Redemption Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class A Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Class A Exchangeable Shares as to whether or not Calico has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Callco exercises the Redemption Call Right, on the Redemption Date, Calico will purchase, and the holders will sell, all of the Class A Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

7.5 For the purposes of completing the purchase of Class A Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Polar Shares deliverable by Calico in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Class A Exchangeable Shares so purchased will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Calico upon presentation and surrender by the holder of certificates representing the Class A Exchangeable Shares purchased by Calico from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Polar Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Calico, shall deliver to such holder, certificates representing the Polar Shares to which the holder is entitled and a cheque or cheques of Calico payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Class A Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by New Polar in connection with the redemption of Class A Exchangeable Shares pursuant to this Section 7.

8 Purchase for Cancellation

8.1 Subject to applicable law and the articles of New Polar, New Polar may at any time and from time to time purchase for cancellation all or any part of the outstanding Class A Exchangeable Shares at any price by tender to all the holders of record of Class A Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class A Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Class A Exchangeable Shares are tendered at a price or prices acceptable to New Polar than New Polar is prepared to purchase, the Class A Exchangeable Shares to be purchased by New Polar shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to New Polar, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than New Polar is prepared to purchase after New Polar has purchased all the shares tendered at lower prices. If only part of the Class A Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of New Polar.

9 Voting Rights

9.1 Except as required by applicable law, the holders of the Class A Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of New Polar or to vote at any such meeting.

10 Amendment and Approval

10.1 The rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Class A Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Class A Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Class A Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Class A Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Exchangeable Shares.

10.3 Class A Exchangeable Shares held by Polar, Calico or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions relating to the Class A Exchangeable Shares.

11 Reciprocal Changes, Etc. in Respect of Polar Shares

11.1
(a)Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(i)
issue or distribute Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) to the holders of all or substantially all of the then outstanding Polar Shares by way of stock dividend or other distribution, other than an issue of Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) to holders of Polar Shares (A) who exercise an option to receive dividends in Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) in lieu of receiving cash dividend or distributions, or (B) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Polar Shares entitling them to subscribe for or to purchase Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Polar Shares (A) shares or securities of Polar of any class other than Polar Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Polar, or (D) assets of Polar, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class A Exchangeable Shares.

(b)
Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(i)	subdivide, redivide or change the then outstanding Polar Shares into a greater number of Polar Shares;

(ii)	reduce, combine or consolidate or change the then outstanding Polar Shares into a lesser number of Polar Shares; or

(iii)	reclassify or otherwise change the Polar Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Polar Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class A Exchangeable Shares.

Except for administrative amendments contemplated by Section 4.5 of the Support Agreement, the Support Agreement shall not be amended without the approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares.

12 Actions by New Polar Under Support Agreement

12.1 New Polar will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Polar and Calico with all provisions of the Support Agreement applicable to New Polar, Calico and Polar, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of New Polar and the holders of Class A Exchangeable Shares all rights and benefits in favour of New Polar and such holders under or pursuant to such agreements.

12.2 New Polar shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement (except as contemplated therein) without the approval of the holders or the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of New Polar or the holders of Class A Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Class A Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to New Polar, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Class A Exchangeable Shares.

13 Notices

13.1 Any notice, request or other communication to be given to New Polar by a holder of Class A Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the head office of New Polar and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by New Polar.

13.2 Any presentation and surrender by a holder of Class A Exchangeable Shares to New Polar or the Transfer Agent of certificates representing Class A Exchangeable Shares in connection with the liquidation, dissolution or winding up of New Polar or the retraction or redemption of Class A Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the head office of New Polar or to such office of the Transfer Agent as may be specified by New Polar, in each case addressed to the attention of the President of New Polar. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by New Polar or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Class A Exchangeable Shares by or on behalf of New Polar shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of New Polar or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class A Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by New Polar pursuant thereto.

14 Guarantee/Assignment

14.1 Polar hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Calico’s obligations hereunder. Calico may assign all or a portion of its rights and obligations hereunder to Polar without the consent of New Polar or holders of Class A Exchangeable Shares provided Polar remains bound by these provisions.

15 Withholding Rights

15.1 New Polar, Polar, Calico and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Class A Exchangeable Shares such amounts as Polar, Calico or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, New Polar, Calico and the Transfer Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to Polar, Callco or the Transfer Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Polar, Callco or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

VI.  PROVISIONS ATTACHING TO CLASS B EXCHANGEABLE SHARES

The Class B Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1 Interpretation

1.1 For the purposes of these share provisions relating to the Class B Exchangeable Shares:

“Polar (Calico) Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class B Exchangeable Shares.

“Polar Dividend Declaration Date” means the date on which the board of directors of Polar declares any dividend on the Polar Preferred Shares.

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class B Exchangeable Shares.

“Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Call Right” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Date” means the date established by the Board of Directors for the redemption by New Polar of all, but not less than all, of the outstanding Class B Exchangeable Shares pursuant to Section 7 of these share provisions relating to the Class B Exchangeable Shares, when:

(a)
there are fewer than 10% of the number of Class B Exchangeable Shares issued on the Effective Date outstanding (other than Class B Exchangeable Shares held by Polar and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Class B Exchangeable Shares, any issue or distribution of rights to acquire Class B Exchangeable Shares or securities exchangeable for or convertible into Class B Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Class B Exchangeable Shares), in which case the Board of Directors may fix the redemption date to such date as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Class B Exchangeable Shares;

(b)
a Polar Control Transaction occurs, in which case, provided that the Board of Directors determine, in good faith in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class B Exchangeable Shares in connection with such Polar Control Transaction that the redemption of all, but not less than all, of the outstanding Class B Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the Board of Directors may fix the redemption date as it may determine, upon such number of days prior written notice to the registered holders of the Class B Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(c)
a change in Canadian tax law occurs that allows holders of Class B Exchangeable Shares who hold such shares as capital property to exchange such shares for Polar Preferred Shares on a tax-deferred basis, in which case the Redemption Date may be any date after the effective date of such change in Canadian tax law as the Board of Directors may determine upon such number of days’ written notice to the holders of Class B Exchangeable Shares as the Board of Directors determines to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to such holders of Class B Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retracted Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Call Right” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Date” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Support Agreement” means the support agreement between Polar, Calico and New Polar, made on or about the Effective Date.

“Transfer Attempt” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Transferred Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

2 Ranking of Class B Exchangeable Shares

2.1 The Class B Exchangeable Shares shall be entitled to a preference over the Common Shares, the Class A Shares, the Class B Shares and any other shares ranking junior to the Class B Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, and shall rank rateably with the Class A Exchangeable Shares.

3 Dividends

3.1 A holder of a Class B Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Polar Dividend Declaration Date, declare a dividend on each Class B Exchangeable Share (a) in the case of a cash dividend or distribution declared on the Polar Preferred Shares, in an amount in cash for each Class B Exchangeable Share equal to the Canadian Dollar Equivalent on the Polar Dividend Declaration Date of the cash dividend or distribution declared on each Polar Preferred Share, (b) in the case of a stock dividend declared on the Polar Preferred Shares to be paid in Polar Preferred Shares, in such number of Class B Exchangeable Shares for each Class B Exchangeable Share as is equal to the number of Polar Preferred Shares to be paid on each Polar Preferred Share, or (c) in the case of a dividend declared on the Polar Preferred Shares in property other than cash or Polar Preferred Shares, in such type and amount of property for each Class B Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement and each such determination to be conclusive and binding on New Polar and its shareholders) the type and amount of property declared as a dividend on each Polar Preferred Share. Such dividends shall be paid out of money, assets or property of New Polar properly applicable to the payment of dividends, or out of authorized but unissued shares of New Polar. Each such dividend shall be designated by New Polar as an “eligible dividend” pursuant to subsection 89(14) of the Income Tax Act (Canada), except to the extent that such designation would result in New Polar making an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act, in which case New Polar shall take such reasonable steps (including the declaration and payment of multiple dividends) as may be required to permit the designation of “eligible dividends” to the fullest extent possible. Any dividend which should have been declared on the Class B Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by New Polar as soon as payment of such dividend is permitted by such law on a subsequent date or dates determined by the Board of Directors.

3.2 Cheques of New Polar or any dividend paying agent appointed by New Polar payable at par at any branch of the bankers of New Polar shall be issued in respect of any cash dividend or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Class B Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Class B Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of a Class B Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by New Polar in such manner as it shall determine and the issuance, distribution or transfer thereof by New Polar to each holder of a Class B Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Class B Exchangeable Share shall be entitled to recover by action or other legal process against New Polar any dividend that is represented by a cheque that has not been duly presented to New Polar’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Class B Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Class B Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Polar Preferred Shares.

3.4 If on any payment date for any dividends declared on the Class B Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Class B Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which New Polar shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

4 Certain Restrictions

4.1 So long as any of the Class B Exchangeable Shares are outstanding (other than Class B Exchangeable Shares held by Polar or its Affiliates), New Polar shall not at any time without, but may at any time with, the approval of the holders of the Class B Exchangeable Shares given as specified in Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(a)
pay any dividends on the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares, other than stock dividends payable in Common Shares, Class A Shares, Class B Shares or any such other shares ranking junior to the Class B Exchangeable Shares, as the case may be;

(b)	redeem, retract or purchase or make any capital distribution in respect of Common Shares, Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar ranking equally with or junior to the Class B Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
except for the issue of Class A Exchangeable Shares, issue any Class B Exchangeable Shares or any other shares of New Polar ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Class B Exchangeable Shares other than by way of stock dividends to the holders of such Class B Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends or distributions on the outstanding Class B Exchangeable Shares corresponding to dividends or distributions declared following the initial date of issue of Class B Exchangeable Shares on the Polar Preferred Shares shall have been declared on the Class B Exchangeable Shares and paid in full.

5 Distribution on Liquidation

5.1 In the event of the liquidation, dissolution or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, a holder of Class B Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of New Polar in respect of each Class B Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of New Polar among the holders of the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Preferred Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Liquidation Amount”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends),

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, New Polar shall cause to be delivered to the holders of the Class B Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Exchangeable Share upon presentation and surrender of the certificates representing such Class B Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may be specified by New Polar by notice to the holders of the Class B Exchangeable Shares. Payment of the total Liquidation Amount for such Class B Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar for the Class B Exchangeable Shares or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares, on behalf of New Polar, of certificates representing Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Liquidation Date, the holders of the Class B Exchangeable Shares shall cease to be holders of such Class B Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Class B Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Class B Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Class B Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Class B Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Class B Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Polar Preferred Shares delivered to them.

5.3 After New Polar has satisfied its obligations to pay the holders of the Class B Exchangeable Shares, the Liquidation Amount per Class B Exchangeable Share pursuant to Section 5.1 of these share provisions relating to the Class B Exchangeable Shares, such holders shall not be entitled to share in any further distribution of the assets of New Polar.

5.4 Calico shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of New Polar pursuant to Section 5 of these share provisions relating to the Class B Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares on the Liquidation Date all, but not less than all, of the Class B Exchangeable Shares held by each such holder on payment by Callco of an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Polar Preferred Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Liquidation Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Calico, each holder shall be obligated to sell all the Class B Exchangeable Shares held by the holder to Calico on the Liquidation Date on payment by Calico to the holder of the Liquidation Call Purchase Price for each such share.

5.5 To exercise the Liquidation Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class B Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Liquidation Date. The Transfer Agent will notify the holders of Class B Exchangeable Shares as to whether or not Calico has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Callco exercises the Liquidation Call Right, on the Liquidation Date, Callco will purchase, and the holders will sell, all of the Class B Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6 For the purposes of completing the purchase of the Class B Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Polar Preferred Shares deliverable by Calico in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Class B Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Class B Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Polar Preferred Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Callco, shall deliver to such holder, certificates representing the Polar Preferred Shares to which the holder is entitled and a cheque or cheques of Callco payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Class B Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by New Polar in connection with the liquidation, dissolution or winding-up of New Polar pursuant to this Section 5.

6 Retraction of Class B Exchangeable Shares by Holder

6.1 A holder of Class B Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Section 6, to require New Polar to redeem any or all of the Class B Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Preferred Share for each Class B Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Retraction Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares the certificate or certificates representing the Class B Exchangeable Shares which the holder desires to have New Polar redeem, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request”) in such form as may be acceptable to New Polar:

(a)
specifying that the holder desires to have all or any number specified therein of the Class B Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by New Polar;

(b)
stating the Business Day on which the holder desires to have New Polar redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than three Business Days nor more than ten Business Days after the date on which the Retraction Request is received by New Polar and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by New Polar; and

(c)
acknowledging the overriding right (the “Retraction Call Right”) of Callco to purchase all, but not less than all, the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

In the event that, on or prior to the Redemption Date, any holder of Class B Exchangeable Shares notifies New Polar, either directly or through the Transfer Agent, that such holder desires to transfer or otherwise attempts to transfer any such shares to any other person or entity (any such notification or attempt, a “Transfer Attempt”), then such holder shall, by such action, be deemed to have made a Retraction Request on the following terms and conditions:

(a)
the Class B Exchangeable Shares which are the subject of such Transfer Attempt (the “Transferred Shares”) shall be considered to be the Retracted Shares for the purposes of such deemed Retraction Notice;

(b)	the Retraction Date shall be three Business Days after the date of receipt by New Polar or the Transfer Agent of notice of the Transfer Attempt (or such lesser period as New Polar may permit); and

(c)	the holder shall be deemed to have acknowledged the overriding Redemption Call Right and the Retraction Call Right.

In accordance with the deemed Retraction Request, no certificates shall be issued by New Polar representing the Transferred Shares in the name of the transferee, and the sole right of the transferee in respect of the Transferred Shares shall be to receive the Polar Preferred Shares to which such person is entitled as a result of the Retraction Notice.

6.2 Subject to the exercise by Calico of the Retraction Call Right, upon receipt by New Polar or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Class B Exchangeable Shares which the holder desires to have New Polar redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, New Polar shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class B Exchangeable Shares represented by any certificate are redeemed (or purchased by Calico pursuant to the Retraction Call Right), a new certificate for the balance of such Class B Exchangeable Shares shall be issued to the holder at the expense of New Polar.

6.3 Upon receipt by New Polar of a Retraction Request, New Polar shall immediately notify Callco and Polar thereof. In order to exercise the Retraction Call Right, Polar or Callco must notify New Polar in writing of Calico’s determination to do so (the “Polar (Callco) Call Notice”) within two Business Days of notification to Polar and Calico by New Polar of the receipt by New Polar of the Retraction Request. If the Polar or Callco does not so notify New Polar within such two Business Day period, New Polar will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Polar or Callco delivers the Polar (Calico) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Calico in accordance with the Retraction Call Right. In such event, New Polar shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Calico on the Retraction Date, the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Polar Preferred Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by New Polar of such Retracted Shares shall take place on the Retraction Date. In the event that neither Polar nor Calico delivers a Polar (Calico) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, New Polar shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

6.4 New Polar or Calico, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of New Polar for the Class B Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares, certificates representing the Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of New Polar payable at par at any branch of the bankers of New Polar in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by New Polar) or a cheque of Calico payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of New Polar or by Calico, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by New Polar or purchased by Calico shall thereafter be considered and deemed for all purposes to be a holder of the Polar Preferred Shares delivered to it.

6.6 Notwithstanding any other provision of this Section 6, New Polar shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If New Polar believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Calico shall not have exercised the Retraction Call Right with respect to the Retracted Shares, New Polar shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by New Polar. In any case in which the redemption by New Polar of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, New Polar shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions relating to the Class B Exchangeable Shares on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of New Polar, representing the Retracted Shares not redeemed by New Polar pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by New Polar pursuant to Section 6.2 of these share provisions relating to the Class B Exchangeable Shares as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Calico to such holder of the Purchase Price for each such Retracted Share.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to New Polar before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Calico shall be deemed to have been revoked.

7 Redemption of Class B Exchangeable Shares by New Polar

7.1 Subject to applicable law, and subject to the exercise by Callco of the Redemption Call Right, New Polar shall on the Redemption Date redeem the whole of the then outstanding Class B Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class B Exchangeable Shares one Polar Preferred Share for each Class B Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Redemption Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends).

7.2 In any case of a redemption of Class B Exchangeable Shares under this Section 7, New Polar shall, at least 20 days before the Redemption Date (other than a Redemption Date established in connection with a Polar Control Transaction), send or cause to be sent to each holder of Class B Exchangeable Shares a notice in writing of the redemption by New Polar or the purchase by Callco under the Redemption Call Right, as the case may be, of the Class B Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Polar Control Transaction, the written notice of redemption by New Polar or the purchase by Calico under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, New Polar shall cause to be delivered to the holders of the Class B Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Exchangeable Share upon presentation and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice of the certificates representing such Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Class B Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Redemption Date, the holders of the Class B Exchangeable Shares called for redemption shall cease to be holders of such Class B Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Class B Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class B Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Class B Exchangeable Shares so called for redemption, or of such of the said Class B Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class B Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class B Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Class B Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Polar Preferred Shares delivered to them.

7.3 Calico shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of Class B Exchangeable Shares by New Polar pursuant to this Section 7 of these share provisions relating to the Class B Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares to be redeemed on the Redemption Date, all, but not less than all, of the Class B Exchangeable Shares held by each such holder on payment by Calico to the holder of an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Polar Preferred Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares that have not been declared on such Class B Exchangeable Share in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Redemption Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Class B Exchangeable Shares held by the holder and otherwise to be redeemed to Calico on the Redemption Date on payment by Calico to the holder of the Redemption Call Purchase Price for each such share.

7.4 To exercise the Redemption Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class B Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Class B Exchangeable Shares as to whether or not Calico has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Calico exercises the Redemption Call Right, on the Redemption Date, Calico will purchase, and the holders will sell, all of the Class B Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

7.5 For the purposes of completing the purchase of Class B Exchangeable Shares pursuant to the Redemption Call Right, Calico shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Polar Preferred Shares deliverable by Calico in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Class B Exchangeable Shares so purchased will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Calico upon presentation and surrender by the holder of certificates representing the Class B Exchangeable Shares purchased by Calico from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Polar Preferred Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Calico, shall deliver to such holder, certificates representing the Polar Preferred Shares to which the holder is entitled and a cheque or cheques of Callco payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Class B Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by New Polar in connection with the redemption of Class B Exchangeable Shares pursuant to this Section 7.

8 Purchase for Cancellation

8.1 Subject to applicable law and the articles of New Polar, New Polar may at any time and from time to time purchase for cancellation all or any part of the outstanding Class B Exchangeable Shares at any price by tender to all the holders of record of Class B Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class B Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Class B Exchangeable Shares are tendered at a price or prices acceptable to New Polar than New Polar is prepared to purchase, the Class B Exchangeable Shares to be purchased by New Polar shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to New Polar, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than New Polar is prepared to purchase after New Polar has purchased all the shares tendered at lower prices. If only part of the Class B Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of New Polar.

9 Voting Rights

9.1 Except as required by applicable law, the holders of the Class B Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of New Polar or to vote at any such meeting.

10 Amendment and Approval

10.1 The rights, privileges, restrictions and conditions attaching to the Class B Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Class B Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Class B Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Class B Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class B Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Class B Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class B Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class B Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class B Exchangeable Shares.

10.3 Class B Exchangeable Shares held by Polar, Callco or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions relating to the Class B Exchangeable Shares.

11 Reciprocal Changes, Etc. in Respect of Polar Preferred Shares

11.1
(a)Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(i)
issue or distribute Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) to the holders of all or substantially all of the then outstanding Polar Preferred Shares by way of stock dividend or other distribution, other than an issue of Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) to holders of Polar Preferred Shares (A) who exercise an option to receive dividends in Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) in lieu of receiving cash dividend or distributions, or (B) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Polar Preferred Shares entitling them to subscribe for or to purchase Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Polar Preferred Shares (A) shares or securities of Polar of any class other than Polar Preferred Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar Preferred Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Polar, or (D) assets of Polar, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class B Exchangeable Shares.

(b)
Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(i)	subdivide, redivide or change the then outstanding Polar Preferred Shares into a greater number of Polar Preferred Shares;

(ii)	reduce, combine or consolidate or change the then outstanding Polar Preferred Shares into a lesser number of Polar Preferred Shares; or

(iii)	reclassify or otherwise change the Polar Preferred Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Polar Preferred Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class B Exchangeable Shares.

Except for administrative amendments contemplated by Section 4.5 of the Support Agreement, the Support Agreement shall not be amended without the approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares.

12 Actions by New Polar Under Support Agreement

12.1 New Polar will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Polar and Calico with all provisions of the Support Agreement applicable to New Polar, Calico and Polar, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of New Polar and the holders of Class B Exchangeable Shares all rights and benefits in favour of New Polar and such holders under or pursuant to such agreements.

12.2 New Polar shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement (except as contemplated therein) without the approval of the holders or the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of New Polar or the holders of Class B Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Class B Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to New Polar, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Class B Exchangeable Shares.

13 Notices

13.1 Any notice, request or other communication to be given to New Polar by a holder of Class B Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the head office of New Polar and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by New Polar.

13.2 Any presentation and surrender by a holder of Class B Exchangeable Shares to New Polar or the Transfer Agent of certificates representing Class B Exchangeable Shares in connection with the liquidation, dissolution or winding up of New Polar or the retraction or redemption of Class B Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the head office of New Polar or to such office of the Transfer Agent as may be specified by New Polar, in each case addressed to the attention of the President of New Polar. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by New Polar or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Class B Exchangeable Shares by or on behalf of New Polar shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of New Polar or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class B Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by New Polar pursuant thereto.

14 Guarantee/Assignment

14.1 Polar hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Calico’s obligations hereunder. Callco may assign all or a portion of its rights and obligations hereunder to Polar without the consent of New Polar or holders of Class B Exchangeable Shares provided Polar remains bound by these provisions.

15 Withholding Rights

15.1 New Polar, Polar, Callco and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Class B Exchangeable Shares such amounts as Polar, Calico or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, New Polar, Calico and the Transfer Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to Polar, Callco or the Transfer Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Polar, Callco or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’emission, le transfert ou la propriété d’actions est/n’est pas restraint. Les restrictions, s’il y a lieu, sont les suivantes:

None.

10. Other provisions (if any): Autres dispositions, s’il y a lieu:
None.

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”.

Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les societies par actions constituent l’annexe A.

12. A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”).

Une copie de la convention de fusion ou les resolutions des administrateurs (selong les cas) constitute(nt) l’annexe B.

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations.  Include the name of each corporation, the signatories name and description of office (e.g. president, secretary).  Only a director or authorized signing officer can sign on behalf of the corporation./ Nom et signature originale d’un administrateur ou d’un signataire autorise de chaque societe qui fusionne.  Indiquer la denomination sociale de chaque societe, le nom du signataire et sa function (p. ex. : president, secretaire).  Seul un administrateur ou un dirigeant habilite peut signer au nom de la societe.

POLAR WIRELESS CORPORATION
Names of Corporations / Dénomination sociale des sociétés
By / Par
/s/ Shane Carroll	SHANE CARROLL	PRESIDENT
Signature/ Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of office / Fonction

2230354 ONTARIO INC.
Names of Corporations / Dénomination sociale des sociétés
By / Par
/s/ Vladimir Aleynikov	VLADIMIR ALEYNIKOV	PRESIDENT
Signature/ Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of office / Fonction

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature/ Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of office / Fonction

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature/ Signature	Print name of signatory / Nom du signataire en lettres moulees	Description of office / Fonction

SCHEDULE A

STATEMENT OF AN OFFICER

OF

2230354 ONTARIO INC

PURSUANT TO SECTION 178(2) OF

THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Vladimir Aleynikov, of the Town of Richmond Hill, in the Province of Ontario, state that:

1.	This Statement is made pursuant to Section 178(2) of the Business Corporations Act (Ontario).

2.	I am the President of 2230354 Ontario Inc. and as such have knowledge of its affairs.

3.	The amalgamation of Polar Wireless Corporation and 2230354 Ontario Inc. (the “Amalgamating Corporations”) has been approved.

4.	There are reasonable grounds for believing that:

(a)
each of the Amalgamating Corporations is, and the corporation resulting from the amalgamation of the Amalgamating Corporations (the “Amalgamated Corporation”) will be, able to pay its liabilities as they become due;

(b)	the realizable value of the Amalgamated Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

DATED the 22nd day of June, 2011.

/s/ Vladimir Aleynikov
Name: Vladimir Aleynikov
President, 2230354 Ontario Inc.

SCHEDULE “A”

STATEMENT OF AN OFFICER OF POLAR WIRELESS CORPORATION PURSUANT TO SECTION 178(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Shane Carroll, of the City of Toronto, in the Province of Ontario, state that:

1.	This Statement is made pursuant to Section 178(2) of the Business Corporations Act (Ontario).

2.	I am the President of Polar Wireless Corporation and as such have knowledge of its affairs.

3.	The amalgamation of Polar Wireless Corporation and 2230354 Ontario Inc. (the “Amalgamating Corporations”) has been approved.

4.	There are reasonable grounds for believing that:

(a)
each of the Amalgamating Corporations is, and the corporation resulting from the amalgamation of the Amalgamating Corporations (the “Amalgamated Corporation”) will be, able to pay its liabilities as they become due;

(b)	the realizable value of the Amalgamated Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

DATED the 22nd day of June, 2011.

/s/ Share Carroll
Name: Shane Caroll
President, Polar Wireless Corporation

SCHEDULE B

AMALGAMATION AGREEMENT

POLAR WIRELESS CORPORATION

- and -

2230354 ONTARIO INC.

- and -

POLAR WIRELESS CORP.

AMALGAMATION AGREEMENT

DATED JUNE 22, 2011

TABLE OF CONTENTS

SCHEDULE “A”      ARTICLE 1 INTERPRETATION
1.1         Definitions
1.2         Certain Rules of Interpretation
1.3         Entire Agreement

SCHEDULE “B”    ARTICLE 2 THE AMALGAMATION
2.1         Amalgamation
2.2         Name
2.3         Registered Office
2.4         Business and Powers
2.5         Authorized Share Capital
2.6         Share Restrictions
2.7         Number of Directors
2.8         Initial Director
2.9         By-laws
2.10         Fiscal Year
2.11         Initial Officers
2.12         Issuance of Shares on Amalgamation Upon the Amalgamation:
2.13         Share Capital
2.14         Share Certificates
2.15         Implementation Steps by the Parties
2.16         Preparation of Filings, etc.
2.17         Dissenting Shareholders
2.18         Closing
2.19         Withholding

SCHEDULE “C”         ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF POLAR US AND SUBCO
3.1         Organization
3.2         Compliance with Laws and Licenses
3.3         Capitalization
3.4         Capitalization of Subco
3.5         Authority Relative to this Agreement
3.6         No Brokers

SCHEDULE “D”         ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1         Organization
4.2         Compliance with Laws and Licenses
4.3         Capitalization of the Company
4.4         Authority Relative to this Agreement
4.5         Intellectual Property
4.6         No Brokers

SCHEDULE “E”           ARTICLE 5 COVENANTS
5.1         Conduct of Business by the Company
5.2         Conduct of Business by Polar US
5.3         Access Rights
5.4         Termination of IP Sale Agreement

SCHEDULE “F”       ARTICLE 6 CONDITIONS OF THE AMALGAMATION
6.1         Conditions to the Obligations of Each Party
6.2         Conditions to the Obligations of Polar US and Subco
6.3         Conditions to the Obligation of the Company
6.4         Satisfaction of Conditions

SCHEDULE “G”     ARTICLE 7 OTHER COVENANTS
7.1         Further Assurances
7.2         Notification of Certain Matters
7.3         Indemnification
7.4         Joint Election

SCHEDULE “H”      ARTICLE 8 TERMINATION
8.1         Termination
8.2         Effect of Termination

SCHEDULE “I”        ARTICLE 9 GENERAL PROVISIONS
9.1         Expenses
9.2         Public Statements
9.3         Remedies
9.4         Notices
9.5         Assignment
9.6         Amendment
9.7         Attornment
9.8         Appointment of Agent for Service
9.9         Enurement
9.10         Waiver
9.11         Counterparts

AMALGAMATION AGREEMENT

THIS AGREEMENT is made the 22nd day of June, 2011

BETWEEN:

POLAR WIRELESS CORPORATION, a corporation existing under the laws of the Province of Ontario

(“Subco”)

- and -

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

- and -

POLAR WIRELESS CORP., a corporation existing under the laws of the State of Nevada

(“Polar US”)

WHEREAS the Company was incorporated under the OBCA by certificate of incorporation dated January 13, 2010;

AND WHEREAS Subco was incorporated under the OBCA by certificate of incorporation dated January 22, 2010;

AND WHEREAS the authorized capital of the Company consists of an unlimited number of Company Common Shares;

AND WHEREAS, as at the date hereof, there are 12,000,000 Company Common Shares issued and outstanding as fully paid and non-assessable shares;

AND WHEREAS the authorized capital of Subco consists of an unlimited number of Subco Common Shares;

AND WHEREAS, as at the date hereof, one Subco Common Share is issued and outstanding as a fully paid and non-assessable share and is held by 2240519 Ontario Limited (“Calico”), a wholly-owned subsidiary of Polar US;

AND WHEREAS the Company and Polar US are parties to an intellectual property sale agreement dated January 26, 2010 (the “IP Sale Agreement”) pursuant to which the Company was to sell to Polar US the Intellectual Property relating to the Roaming Business in consideration for the issuance of 5,000,000 restricted Polar US Shares;

AND WHEREAS the Polar US now desires to acquire the Intellectual Property relating to the Long-Distance Business in consideration for the issuance of additional Polar US Shares and Polar US Preferred Shares;

AND WHEREAS the shareholders of the Company desire to receive shares of Polar US on a tax-deferred basis;

AND WHEREAS the Company and Polar US have accordingly agreed to terminate the IP Sale Agreement and enter into this Agreement;

AND WHEREAS, subject to the terms and conditions of this Agreement, the Company and Subco have agreed to amalgamate pursuant to Sections 175 and 176 of the OBCA upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

ARTICLE 1

INTERPRETATION

1.1  Definitions

Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

“Amalgamating Companies” means, collectively, the Company and Subco.

“Amalgamation” means the amalgamation under Sections 175 and 176 of the OBCA of the Amalgamating Companies pursuant to the Articles of Amalgamation, on the terms and conditions set forth in this Agreement.

“Applicable Law” means, with respect to any Person, any domestic, foreign, national, federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Articles of Amalgamation” means the articles of amalgamation to be filed with the Director in connection with the Amalgamation.

“Authorization” means any authorization, approval, exemption, consent, waiver, certificate, directive, notice, “no action” letter, license, order, permit, variance, agreement, instruction, registration or franchise of or from any Governmental Entity or pursuant to any Applicable Law.

“Board” means the board of directors of the Company.

“Business” means, collectively, the Roaming Business and the Long-Distance Business, and all matters ancillary thereto.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business during normal banking hours.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director pursuant to Subsection 178(4) of the OBCA in respect of the Articles of Amalgamation.

“Class A Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class B Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class A Shares” means the Class A non-voting shares in the capital of New Polar. “Class B Shares” means the Class B non-voting shares in the capital of New Polar. “Closing” has the meaning ascribed thereto in Section 2.18.

“Closing Date” has the meaning ascribed thereto in Section 2.18.

“Common Shares” means the common shares in the capital of New Polar.

“Company Common Shares” means the common shares in the capital of the Company.

“Director” means the Director appointed under Section 178 of the OBCA to administer the provisions of the OBCA.

“Dissent Rights” means the rights of dissent in favour of registered Shareholders in respect of the Amalgamation.

“Dissenting Holder” means any registered Shareholder who has duly exercised its Dissent Rights in strict compliance therewith and has not withdrawn or been deemed to have withdrawn such Dissent Rights.

“Effective Date” means the date upon which the Amalgamation becomes effective as established by the date shown on the Certificate of Amalgamation.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Encumbrances” means any pledge, lien, priority, security interest, lease, title retention agreement, restriction, easement, right-of-way, title defect, option, adverse claim or encumbrance of any kind or character whatsoever.

“Governmental Entity” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Intellectual Property” means all intellectual property of the Company used by or currently being developed for use in the Business, and all rights of the Company therein, including all claims for past infringement, worldwide, whether registered or unregistered, including, without limitation: (a) all patents, patent applications and other patent rights, including divisional and continuation patents; (b) all registered and unregistered trade-marks, service marks, logos, slogans, corporate names, business names and other indicia of origin, and all applications and registrations therefor; (c) registered and unregistered copyrights and mask works, including all copyright in and to computer software programs, including the Software, and applications and registrations of such copyright; (d) internet domain names, applications and reservations for internet domain names, uniform resource locators and the corresponding Internet sites; (e) industrial designs; (f) trade secrets and proprietary information not otherwise listed in (a) through (d) above, including, without limitation, all inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), confidential information, technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, mask works, circuit topography, formulae, methods (whether or not patentable), designs, processes, procedures, technology, business methods, source codes, object codes, computer software programs (in either source code or object code form), databases, data collections and other proprietary information or material of any type, and all derivatives, improvements and refinements thereof, howsoever recorded or unrecorded.

“IP Sale Agreement” has the meaning ascribed thereto in the recitals hereof

“Long-Distance Business” means the business carried on by the Company in connection with the development and commercialization of a low-cost long-distance mobile telephone solution.

“Misrepresentation” has the meaning ascribed thereto in the Securities Act. “New Polar” means the corporation resulting from the Amalgamation.

“OBCA” means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Outside Date” means June 30, 2011, or such other date as the Parties may mutually agree in writing.

“Party” means a party to this Agreement, and “Parties” means all of them.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Polar US Preferred Shares” means the shares of “blank check” preferred stock, par value US$0.001 per share, of Polar US.

“Polar US Shares” means the shares of common stock, par value US$0.001 per share, of Polar US.

“Roaming Business” means the business carried on by the Company in connection with the development and commercialization of a mobile telephone solution involving the elimination of roaming fees and charges.

“Securities Act” means the Securities Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Shareholders” means the holders of Company Common Shares.

“Subco Common Shares” means the common shares in the capital of Subco.

“Subsidiary” or “Subsidiaries” means, with respect to any Person: (a) a corporation a majority in voting power of whose share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar restriction; (b) a partnership or limited liability company in which such Person or Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership, or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company; or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar restriction, or (ii) in the absence of such a governing body, at least a majority ownership interest.

“Support Agreement” means the agreement to be made between Polar US, Callco and the Company, substantially in the form of Appendix 2 hereto.

“Tax Act” means the Income Tax Act (Canada).

“Transaction Resolution” means the special resolution of the Shareholders approving the Amalgamation.

1.2  Certain Rules of Interpretation

In this Agreement:

(a)
Consent — Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency — Unless otherwise specified, all references to money amounts are to Canadian dollars.

(c)
Governing Law — This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(d)
Headings — Headings of Articles and Sections and the insertion of a Table of Contents are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(e)	Including — Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)
No Strict Construction — The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)
Severability — If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances. The Parties agree to replace any such restricted, prohibited or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of such restricted, prohibited or unenforceable provision.

(i)
Statutory references – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(j)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

(k)
Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3  Entire Agreement

This Agreement and the agreements and the other letters and documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any other letter or document required to be delivered pursuant to this Agreement.

ARTICLE 2

THE AMALGAMATION

2.1  Amalgamation

The Amalgamating Companies hereby agree to amalgamate effective on the Effective Date in accordance with the provisions of the OBCA and to continue as one corporation on the terms and conditions set forth in this Agreement.

2.2  Name

The name of the amalgamated company shall be “Polar Wireless Corporation”.

2.3  Registered Office

Unless changed by the directors of New Polar, the address of the registered office of New Polar shall be 100 York Boulevard, Suite 600, Richmond Hill, Ontario L4B 1J8.

2.4  Business and Powers

There shall be no restrictions on the business New Polar may carry on or on the powers it may exercise.

2.5  Authorized Share Capital

Upon the Amalgamation, New Polar shall be authorized to issue: (a) an unlimited number of Common Shares; (b) an unlimited number of Class A Shares; (c) an unlimited number of Class B Shares; (d) an unlimited number of Class A Exchangeable Shares; and (e) an unlimited number of Class B Exchangeable Shares. The Common Shares, the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively as set out in Appendix 1 hereto.

2.6  Share Restrictions

There shall be no restrictions on the ownership of shares of New Polar.

2.7  Number of Directors

The board of directors of New Polar will, until otherwise changed in accordance with the OBCA, consist of a minimum of one and a maximum of ten directors. The number of directors of New Polar will initially be one.

2.8  Initial Director

The first director of New Polar shall be the person whose name, address and resident Canadian status is set out below:

Name	Address	Resident Canadian
Robert M. Bent	183 Wellington Street West Suite 2805 Toronto, Ontario M5V 0A1	Yes

This director will hold office from the Effective Date until the close of business of the annual meeting of shareholders of New Polar first following the date of this Agreement or until his successor is elected or appointed.

2.9  By-laws

The by-laws of New Polar shall be the by-laws of Subco in effect immediately prior to the Amalgamation.

2.10  Fiscal Year

The fiscal year of New Polar shall terminate on the 30th day of April in each year.

2.11  Initial Officers

Until changed by the directors or until their successors are appointed, from the Effective Date, the officers of New Polar will be as follows.

Name	Office
Robert M. Bent	President
Robert M. Bent	Secretary

2.12  Issuance of Shares on Amalgamation Upon the Amalgamation:

(a)
each holder of Subco Common Shares outstanding immediately prior to the Amalgamation will receive one fully paid and non-assessable Common Share for each Subco Common Share held and the name of each holder thereof shall be added to the register of holders of Common Shares accordingly and each certificate representing such Subco Common Shares shall continue to evidence ownership of Common Shares;

(b)
each holder of Company Common Shares outstanding immediately prior to the Amalgamation (other than Dissenting Holders who are ultimately entitled to be paid the fair value of his Company Common Shares) will receive one fully paid and non-assessable Class A Share and one fully paid and non-assessable Class B Share for each Company Common Share held and the name of each holder thereof shall be added to the register of holders of Class A Shares and Class B Shares accordingly and each certificate representing Company Common Shares shall continue to evidence ownership of Class A Shares and Class B Shares, provided that if, in respect of any such holder, such a transfer would result in the issue of a fractional Class A Share or Class B Share, then any fractional number of Class A Shares or Class B Shares, as the case may be, equal to or greater than 0.5 will be rounded up to the nearest whole number and less than 0.5 will be rounded down to the nearest whole number; and

(c)
each Dissenting Holder will be entitled to be paid the fair value of his Company Common Shares by New Polar upon completion of the dissent procedures prescribed by, and in accordance with the provisions of the OBCA, and the Company Common Shares held by such Dissenting Holder will be cancelled.

2.13  Share Capital

For purposes of the OBCA and the Tax Act:

(a)	the stated and paid-up capital of the Common Shares issued in connection with the Amalgamation will be $1.00; and

(b)
the stated and paid-up capital of the Class A Shares and the Class B Shares issued in connection with the Amalgamation will be the aggregate sum of the aggregate stated and paid-up capital of all of the outstanding shares of all classes of Subco and the Company for purposes of the Tax Act determined immediately before the Amalgamation, minus the aggregate amount of the stated and paid-up capital in respect of the shares held by Dissenting Holders immediately before the Amalgamation, and minus the amount of stated and paid-up capital of the Common Shares.

2.14  Share Certificates

No certificates will be issued in respect of the Class A Shares or the Class B Shares upon the Amalgamation.

Any certificate representing Company Common Shares not deposited with all other necessary documents prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against New Polar or Polar US, as the case may be. On such date, the Class A Shares, the Class B Shares, the Class A Exchangeable Shares, the Class B Exchangeable Shares, the Polar US Shares and/or the Polar US Preferred Shares, as the case may be, to which the former registered holder of such certificate was entitled shall be deemed to have been surrendered to New Polar or Polar US, together with all dividends, distributions and any interest held for such former registered holder.

2.15  Implementation Steps by the Parties

The Company covenants in favour of Polar US and Subco that the Company shall:

(a)
subject to the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), send to the Director, for endorsement and filing by the Director, the Articles of Amalgamation and such other documents as may be required in connection therewith under the OBCA to give effect to the Amalgamation pursuant to Sections 175 and 176 of the OBCA; and

(b)
permit Polar US (and its counsel) to review and comment upon drafts of all materials to be filed by the Company with the Director or any Governmental Entity in connection with the Amalgamation prior to the filing of such materials.

2.16  Preparation of Filings, etc.

(a)
Polar US, Subco and the Company shall cooperate in: (i) preparation and filing of any documents required by any of them to discharge their respective obligations under Applicable Law in connection with the Amalgamation; and (ii) the taking of all such action as may be required under any applicable securities laws or the OBCA in connection with the Amalgamation.

(b)
Each of Polar US, Subco and the Company shall furnish to the other, on a timely basis, all information as may be reasonably required to effect the actions contemplated by Section 2.16(a), and each covenants that no information so furnished by it in connection with those actions or otherwise in connection with the consummation of the Amalgamation will contain any Misrepresentation.

(c)
Each of Polar US, Subco and the Company shall promptly notify the others if, at any time before the Effective Time, it becomes aware that any filing under Applicable Law in connection with the Amalgamation contains a Misrepresentation or otherwise requires an amendment or supplement. In any such event, each of the Parties will co-operate in the preparation of a supplement or amendment to such document, as the case may be, that corrects the Misrepresentation, and the Company will cause the same to be distributed or otherwise communicated to the any required Persons and filed as required under Applicable Law.

2.17  Dissenting Shareholders

The Company shall give Polar US prompt notice of any written notice of a dissent, withdrawal of such notice and any other instruments served pursuant to such Dissent Rights and received by the Company.

2.18  Closing

The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Goodmans LLP, Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario, as soon as possible following receipt of the Certificate of Amalgamation, but in any event no later than two Business Days after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or on such other date or at such other place as Polar US and the Company may mutually agree in writing (the “Closing Date”).

2.19  Withholding

New Polar shall be entitled to directly or indirectly deduct and withhold from any amount otherwise payable pursuant to this Agreement to any Shareholder such amounts as are entitled or required to be deducted and withheld with respect to the making of such payment under the Tax Act or any other provision of domestic or foreign (whether national, federal, provincial, state, local or otherwise) Applicable Law relating to taxes. To the extent that amounts are so deducted and withheld and paid to the appropriate Governmental Entity directly or indirectly by New Polar, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholders in respect of which such deduction and withholding was made by New Polar provided that such withheld amounts are actually remitted to the appropriate Governmental Entity within the time required and in accordance with the Tax Act or any other provision of domestic or foreign (whether national, federal, provincial, state, local or otherwise) Applicable Law relating to taxes.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF POLAR US AND SUBCO

Each of Polar US and Subco represents and warrants to the Company as follows, and acknowledges that the Company is relying upon these representations and warranties in connection with the entering into of this Agreement:

3.1  Organization

Each of Polar US and Subco is validly existing as a corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its assets and conduct its business as currently owned and conducted. Subco is, and shall be immediately prior to the Effective Time, a “taxable Canadian corporation” (as such term is defined in the Tax Act).

3.2  Compliance with Laws and Licenses

Polar US and Subco are in compliance, in all material respects, with all Applicable Laws, have all licenses, permits, orders or approvals of, and have made all required registrations with, any Governmental Entity that is required in connection with the ownership of their assets or the conduct of their operations and are in compliance, in all material respects, with all such licenses, permits, orders, approvals and registrations. To the knowledge of Polar US and Subco, neither Polar US or Subco has received any notice, whether written or oral, of revocation or non-renewal of any such licenses, permits, orders, approvals or registrations, or of any intention of any Governmental Entity to revoke or refuse to renew any of such licenses, permits, orders, approvals or registrations, and Polar US and Subco have no reason to believe that all such licenses, permits, orders, approvals and registrations shall not continue to be effective or any required renewals thereof shall not be available in order for Polar US and Subco to continue to conduct their respective businesses as they are currently being conducted.

3.3  Capitalization

(a)
As of the date hereof, the authorized share capital of Polar US consists of 200,000,000 Polar US Shares and 10,000,000 Polar US Preferred Shares, of which 68,000,000 Polar US Shares are issued and outstanding.

Except as contemplated herein in respect of the issue of Polar US Shares and Polar US Preferred Shares on exchange of Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, and the issuance of an aggregate of 210,526 Polar US Preferred Shares to a third party as a finder’s fee in connection with the transactions contemplated hereby, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Polar US to issue or sell any shares or other equity interest of Polar US or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of Polar US, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Polar US.

(b)
All outstanding Polar US Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Polar US having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Polar US Shares on any matter. There are no outstanding contractual obligations of Polar US to repurchase, redeem or otherwise acquire any outstanding Polar US Shares.

3.4  Capitalization of Subco

(a)	As of the date hereof, the authorized share capital of Subco consists of an unlimited number of Subco Common Shares, of which one Subco Common Share is issued and outstanding and held by Calico.

(b)
There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Subco to issue or sell any shares or other equity interest of Subco or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of Subco, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Subco.

(c)
All outstanding Subco Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Subco having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the shareholders of Subco on any matter. There are no outstanding contractual obligations of Subco to repurchase, redeem or otherwise acquire any outstanding Subco Common Shares.

3.5  Authority Relative to this Agreement

Each of Polar US and Subco has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Polar US and Subco and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized, and no other corporate proceedings on the part of Polar US or Subco are necessary to authorize this Agreement and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Polar US and Subco and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Law relating to or affecting creditors’ rights generally and to general principles of equity. The execution and delivery by each of Polar US and Subco of this Agreement and performance by each of them of their obligations hereunder and the completion of the Amalgamation, will not:

(a)	result in a material violation or breach of, require any consent to be obtained (except as contemplated hereunder) under or give rise to any termination rights under any provision of:

(i)	any Applicable Law; or

(ii)	any material contract, agreement, license, franchise or permit to which Polar US or Subco are bound or are subject;

(b)
give rise to any right of termination or acceleration of any material indebtedness, or cause any material third party indebtedness to come due before its stated maturity or cause any material available credit to cease to be available; or

(c)
result in the imposition of any Encumbrance upon any of Polar US’s or Subco’s assets or restrict, hinder, impair or limit in any material respect the ability of either of them to carry on their respective business as and where it is now being carried on.

3.6  No Brokers

No broker, finder or investment banker of Polar US or Subco is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation and the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Polar US and Subco as follows, and acknowledges that Polar US and Subco are relying upon these representations and warranties in connection with the entering into of this Agreement:

4.1  Organization

The Company is validly existing as a corporation under the OBCA and has full corporate power and authority to own its assets and conduct its business as currently owned and conducted. The Company is qualified to carry on its business as currently conducted, and is in good standing, in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification necessary.

4.2  Compliance with Laws and Licenses

The Company is in compliance, in all material respects, with all Applicable Laws, has all licenses, permits, orders or approvals of, and has made all required registrations with, any Governmental Entity that is required in connection with the ownership of its assets or the conduct of its operations and is in compliance in all material respects, with all such licenses, permits, orders, approvals and registrations. To the knowledge of the Company, the Company has not received any notice, whether written or oral, of revocation or non-renewal of any such licenses, permits, orders, approvals or registrations, or of any intention of any Governmental Entity to revoke or refuse to renew any of such licenses, permits, orders, approvals or registrations, and the Company has no reason to believe that all such licenses, permits, orders, approvals and registrations shall not continue to be effective or any required renewals thereof shall not be available in order for the Company to continue to conduct its business as it is currently being conducted.

4.3  Capitalization of the Company

(a)
As of the date hereof, the authorized share capital of the Company consists of an unlimited number of Company Common Shares, of which 12,000,000 Company Common Shares are issued and outstanding. All Company Common Shares issuable upon the exercise of outstanding stock options in accordance with their respective terms will be duly authorized and validly issued, fully paid and non-assessable.

(b)
There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any shares or other equity interest of the Company or securities or obligations of any kind convertible into or exchangeable for any shares or other equity interest of the Company, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company.

(c)
All outstanding Company Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the Shareholders on any matter. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding Company Common Shares.

4.4  Authority Relative to this Agreement

The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the Board. Subject to obtaining the Shareholder approvals referred to herein, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally and to general principles of equity. The execution and delivery by the Company of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation, will not:

(a)	result in a material violation or breach of, require any consent to be obtained (except as contemplated hereunder) under or give rise to any termination rights under any provision of:

(i)	any Applicable Law; or

(ii)	any material contract, agreement, license, franchise or permit to which the Company is bound or is subject;

(b)
give rise to any right of termination or acceleration of any material indebtedness, or cause any material third party indebtedness to come due before its stated maturity or cause any material available credit to cease to be available; or

(c)
result in the imposition of any Encumbrance upon any of the Company’s assets or restrict, hinder, impair or limit in any material respect the ability of the Company to carry on their respective business as and where it is now being carried on.

4.5  Intellectual Property

(a)
The Company has provided Polar US with a full, complete, accurate and true list of the Intellectual Property. The Intellectual Property comprises all intellectual property owned, acquired, discovered, created or developed by or on behalf of the Company or the Business, or in which the Company has any rights.

(b)
The Company owns exclusively and has good title to the Intellectual Property. No Person other than the Company has any rights in any of the Intellectual Property. The Company has not incorporated or used any Intellectual Property of any other Person in any of its products or in creating any of the Intellectual Property.

(c)	The Intellectual Property is free and clear of all Encumbrances and co-ownership interests. No Person other than the Company has any right to use any of the Intellectual Property.

(d)
To the knowledge of the Company, the conduct of the Business, and the use of the Intellectual Property in connection therewith, does not conflict with or infringe any intellectual property rights of any Person, and the Company has not received notice from any other Person pertaining to or challenging the right of the Company to use any of the Intellectual Property.

(e)	To the knowledge of the Company, no Person is engaging in any activity that infringes the Intellectual Property.

(f)
The Intellectual Property is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part. No cancellation, termination, expiration or abandonment of the Intellectual Property is anticipated by the Company.

(g)
To the knowledge of the Company, there is no suit, action, proceeding, charge, hearing, investigation, complaint, claim, demand or notice, including appeals and applications for review, in progress, pending or threatened against or relating to the Company or the Business or affecting the Intellectual Property, including challenges to the legality, validity, enforceability, use or ownership of the Intellectual Property.

(h)
To the knowledge of the Company, there is not presently outstanding against the Company or the Business any judgment, decree, injunction, ruling, charge or order of any Governmental Authority relating to or affecting the Intellectual Property.

(i)	The Company has not transferred ownership of, or granted any licence of or right to use, or authorized the retention of any rights to use any Intellectual Property to any other Person.

4.6  No Brokers

Except as referred to herein and disclosed to the parties, no broker, finder or investment banker of the Company is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation and the transactions contemplated hereby.

ARTICLE 5

COVENANTS

5.1  Conduct of Business by the Company

During the period commencing on the date hereof and continuing until the Effective Time, unless Polar US shall otherwise agree in writing or as otherwise expressly permitted by this Agreement:

(a)
the Company shall conduct its business only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business consistent with past practice;

(b)
the Company shall not directly or indirectly do or permit to occur any of the following: (i) issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber (any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, the Company; (ii) amend or propose to amend the articles, by-laws or other constating documents of the Company; (iii) split, combine or reclassify any outstanding Company Common Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company Common Shares; (iv) redeem, purchase or offer to purchase any Company Common Shares, options or other securities of the Company; or (v) reduce the stated capital of the Company;

(c)
the Company shall: (i) use its commercially reasonable efforts to preserve intact its business organization and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with them; and (ii) not take any action which would, or which reasonably may be expected to (A) render any representation or warranty made by it in this Agreement untrue, or (B) interfere with or delay the completion of the Amalgamation;

(d)	the Company shall not reorganize, amalgamate or merge the Company with any other Person; and

(e)
the Company shall not settle or compromise any (i) material claim, litigation or arbitration proceeding related to the Company; or (ii) any claim, litigation or arbitration proceeding brought by any present, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement.

5.2  Conduct of Business by Polar US

During the period commencing on the date hereof and continuing until the Effective Time, unless the Company shall otherwise agree in writing or as otherwise expressly permitted by this Agreement:

(a)
Polar US shall, and shall cause each of its Subsidiaries (including Subco) to, conduct its and their respective businesses only in, not take any action except in, and maintain their respective facilities in, the usual, ordinary and regular course of business consistent with past practice;

(b)
Polar US shall not directly or indirectly do or permit to occur any of the following: (i) issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, dispose of, encumber, agree or offer to issue, sell, pledge, dispose of or encumber) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Polar US or any of its Subsidiaries; (ii) amend or propose to amend the articles, by-laws or other constating documents of Polar US or its Subsidiaries; (iii) split, combine or reclassify any outstanding shares of common stock of Polar US, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or offer to purchase any shares of common stock, options or other securities of Polar US; or (v) reduce the stated capital of Polar US;

(c)
Polar US shall: (i) use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their respective business organisations and goodwill, to keep available the services of its and their officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with them; and (ii) not take any action, or permit any of its Subsidiaries to take any action, which would, or which reasonably may be expected to (A) render any representation or warranty made by it in this Agreement untrue, or (B) interfere with or delay the completion of the Amalgamation;

(d)	Polar US shall not, and shall cause each of its Subsidiaries not to, reorganize, amalgamate or merge Polar US or any of its Subsidiaries with any other Person; and

(e)
Polar US shall not settle or compromise any (i) material claim, litigation or arbitration proceeding related to Polar US or any of its Subsidiaries; or (ii) any claim, litigation or arbitration proceeding brought by any present, former or purported holder of any securities of Polar US in connection with the transactions contemplated by this Agreement.

5.3  Access Rights

(a)
Subject to Applicable Law and upon reasonable notice, the Company agrees to provide Polar US and its representatives with reasonable access (without undue disruption to the conduct of the Company’s business) during normal business hours to all books, records, information and files in its possession and control, its employees and the properties of the Company and its Subsidiaries in order to allow Polar US to conduct such reasonable investigations as Polar US may consider reasonably necessary or advisable for strategic planning and other valid business reasons. The Company further agrees to use commercially reasonable efforts to assist Polar US in any such investigations which Polar US may wish to conduct, provided that such investigations shall not mitigate, diminish or affect the representations and warranties of the Company contained in this Agreement or any document or certificate given pursuant hereto.

(b)
Subject to Applicable Law and upon reasonable notice, Polar US agrees to provide the Company and its representatives with reasonable access (without undue disruption to the conduct of Polar US’s business) during normal business hours to all books, records, information and files in its possession and control, its employees and the properties of Polar US and its Subsidiaries (including Subco) in order to allow the Company to conduct such reasonable investigations as the Company may consider reasonably necessary or advisable for strategic planning and other valid business reasons. Polar US further agrees to use commercially reasonable efforts to assist the Company in any such investigations which the Company may wish to conduct, provided that such investigations shall not mitigate, diminish or affect the representations and warranties of Polar US or Subco contained in this Agreement or any document or certificate given pursuant hereto.

5.4  Termination of IP Sale Agreement

Each of the Company and Polar US agree that the IP Sale Agreement is hereby terminated in its entirety, effective immediately, and neither party has any obligations outstanding to the other thereunder.

ARTICLE 6

CONDITIONS OF THE AMALGAMATION

6.1	Conditions to the Obligations of Each Party

The obligations of Polar US and Subco, on the one hand, and the Company, on the other hand, to complete the transactions contemplated hereby are subject to the satisfaction at or before the Effective Time of the following conditions, any of which may be waived in writing by the mutual consent of Polar US and the Company:

(a)	the Transaction Resolution shall have been approved;

(b)
no suit, action or proceeding shall be pending or threatened by a Governmental Entity seeking (i) to prevent consummation of the Amalgamation; (ii) to obtain from the Parties any material damages directly or indirectly in connection with the Amalgamation; or (iii) to restrain or prohibit the Company’s or Subco’s ownership or operation (or that of their respective Subsidiaries) of any material portion of the business or material assets of the Company or its Subsidiaries;

(c)	no Applicable Law or order shall prohibit the consummation of the Amalgamation; and

(d)	the Articles of Amalgamation shall be in form and content consistent with this Agreement and satisfactory to each of Polar US and the Company, each acting reasonably.

6.2  Conditions to the Obligations of Polar US and Subco

The obligations of Polar US and Subco to complete the transactions contemplated hereby are subject to the satisfaction at or before the Effective Time of the following further conditions for the exclusive benefit of Polar US and Subco, any of which may be waived in writing by Polar US and Subco (in their sole discretion):

(a)
the representations and warranties of the Company set forth in Article 4 shall be true and correct at and as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that such representations and warranties refer specifically to an earlier date, in which case as of such earlier date);

(b)	the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c)
all Authorizations that are necessary to implement the Amalgamation shall have been obtained or received on terms that are satisfactory to Polar US, acting reasonably, and evidence of same shall have been delivered to Polar US;

(d)
Shareholders shall not have exercised Dissent Rights in connection with the transactions contemplated hereby, other than Shareholders holding in the aggregate no more than 5% of the outstanding Company Common Shares as of the Effective Time; and

(e)	Polar US shall have received resignations and releases in favour of the Company, to be effective as of the Closing Date, from each of the members of the Board.

6.3  Conditions to the Obligation of the Company

The obligation of the Company to complete the transactions contemplated hereby is subject to the satisfaction at or before the Effective Time of the following further conditions for the exclusive benefit of the Company, any of which may be waived in writing by the Company (in its sole discretion):

(a)
the representations and warranties of Polar US and Subco set forth in Article 3 shall be true and correct at and as of the date of this Agreement and as of the Closing Date as if made at and as of such date (except to the extent that such representations and warranties refer specifically to an earlier date, in which case as of such earlier date);

(b)	Polar US and Subco shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(c)	Polar US and Callco shall have executed and delivered the Support Agreement.

6.4  Satisfaction of Conditions

Each Party shall use its commercially reasonable efforts to satisfy the conditions contained in this Article 6. No Party may rely upon the failure to satisfy any of the conditions precedent in this Article 6 if the condition precedent would have been satisfied but for a material default by such Party in complying with its obligations set forth in this Agreement.

ARTICLE 7

OTHER COVENANTS

7.1  Further Assurances

Subject to the conditions herein provided, each Party agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as is practicable the transactions contemplated by the Amalgamation and this Agreement, including the execution and delivery of such documents as the other Parties may reasonably require, and using commercially reasonable efforts to obtain all necessary waivers, consents, rulings, orders and approvals and to effect all necessary registrations and filings, including filings under Applicable Law and submissions of information requested by Governmental Entities in connection with the Amalgamation.

7.2  Notification of Certain Matters

Each Party shall give prompt notice to the others of: (a) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (b) the occurrence or existence of any fact or circumstance which would, or which reasonably may be expected to, render any representation or warranty made by it hereunder untrue.

7.3  Indemnification

(a)
The Parties agree that all rights to indemnification existing in favour of the present and former directors and officers of the Company and present and former directors and officers of the Company serving or who served at the request of the Company as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (each such present or former director or officer of the Company being herein referred to as an “Indemnified Party” and such Persons collectively being referred to as the “Indemnified Parties”) as in effect as of the Effective Time shall survive and shall continue in full force and effect and without modification, and Polar US shall cause the Company, and any successor to the Company, to honour such rights of indemnification and indemnify in favour of the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time, for a period of not less than the limitation period under the statutes of limitation applicable to such matters.

(b)
In the event that Polar US or any of its successors or assigns: (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successor or assignee of Polar US (as the case may be) assumes the obligations set forth in this Section 7.3.

(c)
The provisions of this Section 7.3 are: (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs, executors, administrators and other legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise, and such rights shall be held by the Company, and any successor to the Company, in trust for such Persons, provided however that no approval of any beneficiary of such trust shall be required in connection with an amendment or variation of this Section 7.3 prior to the Effective Date.

7.4  Joint Election

Eligible holders of Class A Shares who receive Class A Exchangeable Shares on the redemption of their Class A Shares shall be entitled to make an income tax election pursuant to section 85 of the Tax Act (and the analogous provision of provincial income tax law) with respect to the transfer of their Class A Shares to New Polar by providing two signed copies of the necessary election forms to New Polar within sixty (60) days following the Effective Time, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial income tax law), Polar US will cause the forms to be signed by New Polar and returned to such holders of Class A Exchangeable Shares (within 30 days after the receipt thereof) for filing with Canada Revenue Agency (or the applicable provincial taxing authority). With the exception of execution or causing execution of the election by New Polar, compliance with the requirements for a valid election shall be the sole responsibility of the holder making the election.

Eligible holders of Class B Shares who receive Class B Exchangeable Shares on the redemption of their Class B Shares shall be entitled to make an income tax election pursuant to section 85 of the Tax Act (and the analogous provision of provincial income tax law) with respect to the transfer of their Class B Shares to New Polar by providing two signed copies of the necessary election forms to New Polar within sixty (60) days following the Effective Time, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the Tax Act (or applicable provincial income tax law), Polar US will cause the forms to be signed by New Polar and returned to such holders of Class B Exchangeable Shares (within 30 days after the receipt thereof) for filing with Canada Revenue Agency (or the applicable provincial taxing authority). With the exception of execution or causing execution of the election by New Polar, compliance with the requirements for a valid election shall be the sole responsibility of the holder making the election.

ARTICLE 8

TERMINATION

8.1  Termination

This Agreement may be terminated at any time prior to the Effective Time:

(a)	by mutual written consent of Polar US and the Company;

(b)	by Polar US or the Company, if:

(i)
the Effective Date has not occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party whose breach of any representation and warranty or failure to fulfill any obligation, covenant or agreement set forth in this Agreement or whose other action has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such Outside Date; or

(ii)
a Governmental Entity shall have issued, enacted, promulgated, enforced or entered any Applicable Law or taken any other action, in any case having the effect of making illegal or permanently restraining, enjoining or otherwise prohibiting the consummation of the Amalgamation;

(c)
by Polar US, if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform: (i) would cause any of the conditions set forth in Section 6.2 not to be satisfied; and (ii) cannot be cured or, if curable, is not cured within thirty (30) days after written notice of such breach is given to the Company by Polar US; or

(d)
by the Company, if Polar US or Subco has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform: (i) would cause any of the conditions set forth in Section 6.3 not to be satisfied; and (ii) cannot be cured or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Polar US and Subco by the Company.

8.2  Effect of Termination

If this Agreement is terminated as provided in Section 8.1, there shall be no liability or further obligation on the part of any Party or any of their respective shareholders, officers or directors, except for:

(a)	liability arising from a breach of any representations, warranties or covenants in this Agreement or common law fraud; and

(b)	the provisions of Section 9.1 and the obligation of Polar US under Section 7.4 in connection therewith, each of which shall remain in full force and effect and shall survive any such termination:

ARTICLE 9

GENERAL PROVISIONS

9.1  Expenses

Each Party shall bear and pay all costs, expenses and fees incurred by it in connection with the transactions contemplated hereby. Provided that the Amalgamation is completed, New Polar shall pay the holders of Company Common Shares who duly exercise their Dissent Rights in accordance with the OBCA, instead of the Company.

9.2  Public Statements

Except as required by Applicable Law or stock exchange rules, none of the Parties shall make any public announcement or any general communications to the Company’s employees with respect to the Amalgamation or this Agreement without the approval of Polar US and the Company (such approval not to be unreasonably withheld or delayed). Moreover, in any event, each Party agrees to give prior notice to the other of any public announcement relating to the Amalgamation and agrees to consult with each other prior to issuing each such public announcement.

9.3  Remedies

The Parties acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, the non-breaching Parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

9.4  Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, if not, then the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt (if a Business Day, if not then the next succeeding Business Day) unless actually received after 5:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service for each of the Parties shall be as follows:

(a)	if to the Company:

951 Wilson Avenue
Suite 17
Toronto, Ontario
M3K 2A7
Attention:     Vladimir Aleynikov

(b)	if to Polar US or Subco:

100 York Boulevard
Suite 600
Richmond Hill, Ontario
L413 1J8
Attention:    George Perlin

With a copy to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON M5H 2S7
Attention:    Avi S. Greenspoon
Fax:     (416) 979-1234

9.5  Assignment

This Agreement: (a) is not intended to confer upon any other Person any rights or remedies hereunder, except for the indemnification rights referred to in Section 7.3; and (b) shall not be assigned by operation of law or otherwise.

9.6  Amendment

This Agreement may not be amended except by a document signed by each of the Parties.

9.7  Attornment

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. Each of the Parties attorns to the jurisdiction of the courts of the Province of Ontario.

9.8  Appointment of Agent for Service

Polar US hereby nominates, constitutes and appoints Goodmans LLP, of the City of Toronto, its true and lawful agent to accept service of process and to receive all lawful notices in respect of any action arising under this Agreement (other than any notice that is to be given by one Party to another pursuant to Section 9.4). Until due and lawful notice of the appointment of another and subsequent agent in the Province of Ontario has been given to and accepted by the Company, service of process or of papers and such notices upon Goodmans LLP will be accepted by Polar US as sufficient service.

9.9  Enurement

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

9.10  Waiver

At any time prior to the Effective Time, any Party may: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; or (b) waive compliance with any of the agreements of the other Party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit.

9.11  Counterparts

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

*                      *                      *

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the date first above written.

POLAR WIRELESS CORPORATION
Per:
Name: Shane G. Carroll
Title: President

2230354 ONTARIO INC.
Per:
Name: Vladimir Aleynikov
Title: Director

POLAR WIRELESS CORP.
Per:
Name:
Title:

APPENDIX 1

SHARE PROVISIONS

I. DEFINITIONS

For the purposes of these share provisions, except as otherwise indicated:

“Affiliate” of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of ‘), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

“Amalgamation” means the amalgamation of 2230354 Ontario Inc. and Polar Wireless Corporation under the OBCA.

“Board of Directors” means the board of directors of New Polar.

“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Toronto, Ontario are open for business during normal banking hours.

“Calico” means 2240519 Ontario Limited, a corporation existing under the laws of the Province of Ontario.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”), at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Director pursuant to subsection 178(4) of the OBCA in respect of the Amalgamation.

“Class A Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class A Redemption Date” has the meaning ascribed thereto in Section 4.2 of the share provisions attaching to the Class A Shares.

“Class A Redemption Price” has the meaning ascribed thereto in Section 4.1 of the share provisions attaching to the Class A Shares.

“Class A Shares” means the Class A non-voting common shares in the capital of New Polar.

“Class B Exchangeable Shares” means the exchangeable non-voting shares in the capital of New Polar.

“Class B Redemption Date” has the meaning ascribed thereto in Section 4.2 of the share provisions attaching to the Class B Shares.

“Class B Redemption Price” has the meaning ascribed thereto in Section 4.1 of the share provisions attaching to the Class B Shares.

“Class B Shares” means the Class B non-voting common shares in the capital of New Polar. “Common Shares” means the common shares in the capital of New Polar.

“Current Market Price” means, in respect of a Polar Preferred Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Polar Preferred Shares on such stock exchange or automated quotation system on which the Polar Preferred Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, on each of the thirty (30) consecutive trading days ending not more than five trading days before such date; provided, however, that if there is no public distribution or trading activity of Polar Preferred Shares during such period, then the Current Market Price of a Polar Preferred Share shall be determined by the Board of Directors in good faith, and provided further that any such determination by the Board of Directors shall be conclusive and binding.

“Effective Date” means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

“New Polar” means the corporation resulting from the Amalgamation.

“OBCA” means the Business Corporations Act (Ontario), as now enacted or as the same may from time to time be amended, re-enacted or replaced.

“Polar” means Polar Wireless Corp., a company existing under the laws of the State of Nevada, and its successors.

“Polar Control Transaction” means any merger, amalgamation, tender offer, take-over bid, plan of arrangement, material sale of shares or rights or interests therein or thereto or similar transactions involving Polar, or any proposal to do so, that upon completion, does or would materially affect control of Polar.

“Polar Preferred Shares” means the shares of Series A preferred stock, par value US$0.001 per share, of Polar.

“Polar Shares” means the shares of common stock, par value US$0.001 per share, of Polar.

“Transfer Agent” means such entity as may from time to time be the registrar and transfer agent for the applicable class of shares in the capital of New Polar.

II. PROVISIONS ATTACHING TO COMMON SHARES

The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.  Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Common Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2.  Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up of New Polar, the holders of the Common Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares and the Class B Exchangeable Shares.

3.  Voting Rights

3.1 The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of New Polar and shall have one vote for each share held at all meetings of the shareholders of New Polar, except for meetings at which only holders of another specified class or series of shares of New Polar are entitled to vote separately as a class or series.

4.  Amendment and Approval

4.1 The rights, privileges, restrictions and conditions attaching to the Common Shares may be added to, changed or removed but only with the approval of the holders of the Common Shares given as hereinafter specified, and any other approval required by law.

4.2 Any approval given by the holders of the Common Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Common Shares or any other matter requiring the approval or consent of the holders of the Common Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Common Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Common Shares duly called and held at which the holders of at least 25% of the outstanding Common Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Common Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Common Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Common Shares.

III. PROVISIONS ATTACHING TO CLASS A SHARES

The Class A Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.  Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Class A Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2.  Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Exchangeable Shares and the Class B Exchangeable Shares and to any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares and the Class B Shares.

3.  Voting Rights

3.1 Except where specifically provided by the OBCA, the holders of the Class A Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of New Polar and shall not be entitled to vote at any meeting of shareholders of New Polar.

4.  Redemption

4.1 Subject to applicable law, New Polar may, at any time, redeem the whole of the then outstanding Class A Shares for an amount per share equal to the Current Market Price of one Polar Share on the last Business Day prior to the Class A Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class A Shares one Class A Exchangeable Share for each Class A Share held by such holder (the “Class A Redemption Price”).

4.2 In any case of a redemption of Class A Shares under this Section 4, New Polar shall, at least one day before the Redemption Date, send or cause to be sent to each holder of Class A Shares a notice in writing of the redemption by New Polar of the Class A Shares held by such holder. Such notice shall set out the Class A Redemption Price and the date on which the redemption is to take place (the “Class A Redemption Date”). On or after the Class A Redemption Date, New Polar shall cause to be delivered to the holders of the Class A Shares to be redeemed the Class A Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Share. Payment of the total Class A Redemption Price for such Class A Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Class A Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance). On and after the Class A Redemption Date, the holders of the Class A Shares called for redemption shall cease to be holders of such Class A Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class A Redemption Price. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class A Shares as aforesaid to deposit or cause to be deposited the total Class A Redemption Price of the Class A Shares so called for redemption in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class A Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class A Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Class A Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class A Shares so deposited. Upon such payment or deposit of the total Class A Redemption Price, the holders of the Class A Shares shall thereafter be considered and deemed for all purposes to be holders of the Class A Exchangeable Shares delivered to them.

5.  Amendment and Approval

5.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares may be added to, changed or removed but only with the approval of the holders of the Class A Shares given as hereinafter specified, and any other approval required by law.

5.2 Any approval given by the holders of the Class A Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the holders of the Class A Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class A Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Shares duly called and held at which the holders of at least 25% of the outstanding Class A Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Shares.

IV. PROVISIONS ATTACHING TO CLASS B SHARES

The Class B Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.  Dividends

1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class B Shares with respect to priority in the payment of dividends, the holders of Class B Shares shall be entitled to receive dividends and New Polar shall pay dividends thereon, as and when declared by the Board of Directors out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the Class B Shares shall be declared and paid in equal amounts per share on all Class B Shares at the time outstanding; and, subject as aforesaid, the Board of Directors may in their discretion declare dividends on the Class B Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class A Exchangeable Shares or the Class B Exchangeable Shares.

2.  Dissolution

2.1 In the event of the dissolution, liquidation or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of assets of New Polar among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Exchangeable Shares and the Class B Exchangeable Shares to any other shares ranking senior to the Class B Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B Shares shall be entitled to receive the remaining property and assets of New Polar rateably with the holders of the Class A Shares and the Class B Shares.

3.  Voting Rights

3.1 Except where specifically provided by the OBCA, the holders of the Class B Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of New Polar and shall not be entitled to vote at any meeting of shareholders of New Polar.

4.  Redemption

4.1 Subject to applicable law, New Polar may, at any time, redeem the whole of the then outstanding Class B Shares for an amount per share equal to the Current Market Price of one Polar Preferred Share on the last Business Day prior to the Class B Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class B Shares 0.0657895 Class B Exchangeable Share for each Class B Share held by such the holder (the “Class B Redemption Price”).

4.2 In any case of a redemption of Class B Shares under this Section 4, New Polar shall, at least one day before the Redemption Date, send or cause to be sent to each holder of Class B Shares a notice in writing of the redemption by New Polar of the Class B Shares held by such holder. Such notice shall set out the Class B Redemption Price and the date on which the redemption is to take place (the “Class B Redemption Date”). On or after the Class B Redemption Date, New Polar shall cause to be delivered to the holders of the Class B Shares to be redeemed the Class B Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Share. Payment of the total Class B Redemption Price for such Class B Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Class B Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance). On and after the Class B Redemption Date, the holders of the Class B Shares called for redemption shall cease to be holders of such Class B Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class B Redemption Price. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class B Shares as aforesaid to deposit or cause to be deposited the total Class B Redemption Price of the Class B Shares so called for redemption in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class B Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class B Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Class B Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class B Shares so deposited. Upon such payment or deposit of the total Class B Redemption Price, the holders of the Class B Shares shall thereafter be considered and deemed for all purposes to be holders of the Class B Exchangeable Shares delivered to them.

5.  Amendment and Approval

5.1 The rights, privileges, restrictions and conditions attaching to the Class B Shares may be added to, changed or removed but only with the approval of the holders of the Class B Shares given as hereinafter specified, and any other approval required by law.

5.2 Any approval given by the holders of the Class B Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares or any other matter requiring the approval or consent of the holders of the Class B Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class B Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class B Shares duly called and held at which the holders of at least 25% of the outstanding Class B Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class B Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class B Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class B Shares.

V. PROVISIONS ATTACHING TO CLASS A EXCHANGEABLE SHARES

The Class A Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.  Interpretation

1.1 For the purposes of these share provisions relating to the Class A Exchangeable Shares:

“Polar (Calico) Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class A Exchangeable Shares.

“Polar Dividend Declaration Date” means the date on which the board of directors of Polar declares any dividend on the Polar Shares.

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class A Exchangeable Shares.

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class A Exchangeable Shares.

“Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Call Right” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class A Exchangeable Shares.

“Redemption Date” means the date established by the Board of Directors for the redemption by New Polar of all, but not less than all, of the outstanding Class A Exchangeable Shares pursuant to Section 7 of these share provisions relating to the Class A Exchangeable Shares, when:

(a)
there are fewer than 10% of the number of Class A Exchangeable Shares issued on the Effective Date outstanding (other than Class A Exchangeable Shares held by Polar and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Class A Exchangeable Shares, any issue or distribution of rights to acquire Class A Exchangeable Shares or securities exchangeable for or convertible into Class A Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Class A Exchangeable Shares), in which case the Board of Directors may fix the redemption date to such date as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Class A Exchangeable Shares;

(b)
a Polar Control Transaction occurs, in which case, provided that the Board of Directors determine, in good faith in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class A Exchangeable Shares in connection with such Polar Control Transaction that the redemption of all, but not less than all, of the outstanding Class A Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the Board of Directors may fix the redemption date as it may determine, upon such number of days prior written notice to the registered holders of the Class A Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(c)
a change in Canadian tax law occurs that allows holders of Class A Exchangeable Shares who hold such shares as capital property to exchange such shares for Polar Shares on a tax-deferred basis, in which case the Redemption Date may be any date after the effective date of such change in Canadian tax law as the Board of Directors may determine upon such number of days’ written notice to the holders of Class A Exchangeable Shares as the Board of Directors determines to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to such holders of Class A Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retracted Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Call Right” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Date” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Support Agreement” means the support agreement between Polar, Calico and New Polar, made on or about the Effective Date.

“Transfer Attempt” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

“Transferred Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class A Exchangeable Shares.

2.  Ranking of Class A Exchangeable Shares

2.1 The Class A Exchangeable Shares shall be entitled to a preference over the Common Shares, the Class A Shares and the Class B Shares and any other shares ranking junior to the Class A Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, and shall rank rateably with the Class B Exchangeable Shares.

3.  Dividends

3.1 A holder of a Class A Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Polar Dividend Declaration Date, declare a dividend on each Class A Exchangeable Share (a) in the case of a cash dividend or distribution declared on the Polar Shares, in an amount in cash for each Class A Exchangeable Share equal to the Canadian Dollar Equivalent on the Polar Dividend Declaration Date of the cash dividend or distribution declared on each Polar Share, (b) in the case of a stock dividend declared on the Polar Shares to be paid in Polar Shares, in such number of Class A Exchangeable Shares for each Class A Exchangeable Share as is equal to the number of Polar Shares to be paid on each Polar Share, or (c) in the case of a dividend declared on the Polar Shares in property other than cash or Polar Shares, in such type and amount of property for each Class A Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement and each such determination to be conclusive and binding on New Polar and its shareholders) the type and amount of property declared as a dividend on each Polar Share. Such dividends shall be paid out of money, assets or property of New Polar properly applicable to the payment of dividends, or out of authorized but unissued shares of New Polar. Each such dividend shall be designated by New Polar as an “eligible dividend” pursuant to subsection 89(14) of the Income Tax Act (Canada), except to the extent that such designation would result in New Polar making an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act, in which case New Polar shall take such reasonable steps (including the declaration and payment of multiple dividends) as may be required to permit the designation of “eligible dividends” to the fullest extent possible. Any dividend which should have been declared on the Class A Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by New Polar as soon as payment of such dividend is permitted by such law on a subsequent date or dates determined by the Board of Directors.

3.2 Cheques of New Polar or any dividend paying agent appointed by New Polar payable at par at any branch of the bankers of New Polar shall be issued in respect of any cash dividend or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Class A Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Class A Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of a Class A Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by New Polar in such manner as it shall determine and the issuance, distribution or transfer thereof by New Polar to each holder of a Class A Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Class A Exchangeable Share shall be entitled to recover by action or other legal process against New Polar any dividend that is represented by a cheque that has not been duly presented to New Polar’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Class A Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Class A Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Polar Shares.

3.4 If on any payment date for any dividends declared on the Class A Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Class A Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which New Polar shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

4.  Certain Restrictions

4.1 So long as any of the Class A Exchangeable Shares are outstanding (other than Class A Exchangeable Shares held by Polar or its Affiliates), New Polar shall not at any time without, but may at any time with, the approval of the holders of the Class A Exchangeable Shares given as specified in Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(a)
pay any dividends on the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares, other than stock dividends payable in Common Shares, Class A Shares, Class B Shares or any such other shares ranking junior to the Class A Exchangeable Shares, as the case may be;

(b)	redeem, retract or purchase or make any capital distribution in respect of Common Shares, Class A Shares, Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar ranking equally with or junior to the Class A Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
except for the issue of Class B Exchangeable Shares, issue any Class A Exchangeable Shares or any other shares of New Polar ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Class A Exchangeable Shares other than by way of stock dividends to the holders of such Class A Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b) 4.1(c) and 4.1(d) above shall not apply if all dividends or distributions on the outstanding Class A Exchangeable Shares corresponding to dividends or distributions declared following the initial date of issue of Class A Exchangeable Shares on the Polar Shares shall have been declared on the Class A Exchangeable Shares and paid in full.

5.  Distribution on Liquidation

5.1 In the event of the liquidation, dissolution or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, a holder of Class A Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of New Polar in respect of each Class A Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of New Polar among the holders of the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class A Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class A Exchangeable Share and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Liquidation Amount”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends).

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Calico of the Liquidation Call Right, New Polar shall cause to be delivered to the holders of the Class A Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Exchangeable Share upon presentation and surrender of the certificates representing such Class A Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may be specified by New Polar by notice to the holders of the Class A Exchangeable Shares. Payment of the total Liquidation Amount for such Class A Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar for the Class A Exchangeable Shares or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares, on behalf of New Polar, of certificates representing Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Liquidation Date, the holders of the Class A Exchangeable Shares shall cease to be holders of such Class A Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Class A Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Class A Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Class A Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Class A Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Class A Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Polar Shares delivered to them.

5.3 After New Polar has satisfied its obligations to pay the holders of the Class A Exchangeable Shares, the Liquidation Amount per Class A Exchangeable Share pursuant to Section 5.1 of these share provisions relating to the Class A Exchangeable Shares, such holders shall not be entitled to share in any further distribution of the assets of New Polar.

5.4 Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of New Polar pursuant to Section 5 of these share provisions relating to the Class A Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares on the Liquidation Date all, but not less than all, of the Class A Exchangeable Shares held by each such holder on payment by Callco of an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Polar Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class A Exchangeable Share and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Liquidation Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Class A Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Calico to the holder of the Liquidation Call Purchase Price for each such share.

5.5 To exercise the Liquidation Call Right, Callco must notify the Transfer Agent, as agent for the holders of Class A Exchangeable Shares, and New Polar of Callco’s intention to exercise such right at least five Business Days before the Liquidation Date. The Transfer Agent will notify the holders of Class A Exchangeable Shares as to whether or not Calico has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Callco exercises the Liquidation Call Right, on the Liquidation Date, Calico will purchase, and the holders will sell, all of the Class A Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6 For the purposes of completing the purchase of the Class A Exchangeable Shares pursuant to the Liquidation Call Right, Calico shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Polar Shares deliverable by Calico in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Class A Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Calico upon presentation and surrender by the holder of certificates representing the Class A Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Polar Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Calico, shall deliver to such holder, certificates representing the Polar Shares to which the holder is entitled and a cheque or cheques of Calico payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Calico does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Class A Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by New Polar in connection with the liquidation, dissolution or winding-up of New Polar pursuant to this Section 5.

6.  Retraction of Class A Exchangeable Shares by Holder

6.1 A holder of Class A Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Calico of the Retraction Call Right and otherwise upon compliance with the provisions of this Section 6, to require New Polar to redeem any or all of the Class A Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Share for each Class A Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Retraction Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares the certificate or certificates representing the Class A Exchangeable Shares which the holder desires to have New Polar redeem, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request”) in such form as may be acceptable to New Polar:

(a)
specifying that the holder desires to have all or any number specified therein of the Class A Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by New Polar;

(b)
stating the Business Day on which the holder desires to have New Polar redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than three Business Days nor more than ten Business Days after the date on which the Retraction Request is received by New Polar and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by New Polar; and

(c)
acknowledging the overriding right (the “Retraction Call Right”) of Calico to purchase all, but not less than all, the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Calico in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

In the event that, on or prior to the Redemption Date, any holder of Class A Exchangeable Shares notifies New Polar, either directly or through the Transfer Agent, that such holder desires to transfer or otherwise attempts to transfer any such shares to any other person or entity (any such notification or attempt, a “Transfer Attempt”), then such holder shall, by such action, be deemed to have made a Retraction Request on the following terms and conditions:

(a)
the Class A Exchangeable Shares which are the subject of such Transfer Attempt (the “Transferred Shares”) shall be considered to be the Retracted Shares for the purposes of such deemed Retraction Notice;

(b)	the Retraction Date shall be three Business Days after the date of receipt by New Polar or the Transfer Agent of notice of the Transfer Attempt (or such lesser period as New Polar may permit); and

(c)	the holder shall be deemed to have acknowledged the overriding Redemption Call

Right and the Retraction Call Right.

In accordance with the deemed Retraction Request, no certificates shall be issued by New Polar representing the Transferred Shares in the name of the transferee, and the sole right of the transferee in respect of the Transferred Shares shall be to receive the Polar Shares to which such person is entitled as a result of the Retraction Notice.

6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by New Polar or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Class A Exchangeable Shares which the holder desires to have New Polar redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, New Polar shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class A Exchangeable Shares represented by any certificate are redeemed (or purchased by Calico pursuant to the Retraction Call Right), a new certificate for the balance of such Class A Exchangeable Shares shall be issued to the holder at the expense of New Polar.

6.3 Upon receipt by New Polar of a Retraction Request, New Polar shall immediately notify Calico and Polar thereof. In order to exercise the Retraction Call Right, Polar or Calico must notify New Polar in writing of Calico’s determination to do so (the “Polar (Calico) Call Notice”) within two Business Days of notification to Polar and Calico by New Polar of the receipt by New Polar of the Retraction Request. If the Polar or Calico does not so notify New Polar within such two Business Day period, New Polar will notify the holder as soon as possible thereafter that Calico will not exercise the Retraction Call Right. If Polar or Calico delivers the Polar (Calico) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Calico in accordance with the Retraction Call Right. In such event, New Polar shall not redeem the Retracted Shares and Calico shall purchase from such holder and such holder shall sell to Calico on the Retraction Date, the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Calico shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Polar Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by New Polar of such Retracted Shares shall take place on the Retraction Date. In the event that neither Polar nor Calico delivers a Polar (Calico) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, New Polar shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

6.4 New Polar or Calico, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of New Polar for the Class A Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class A Exchangeable Shares, certificates representing the Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of New Polar payable at par at any branch of the bankers of New Polar in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by New Polar) or a cheque of Calico payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of New Polar or by Calico, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by New Polar or purchased by Calico shall thereafter be considered and deemed for all purposes to be a holder of the Polar Shares delivered to it.

6.6 Notwithstanding any other provision of this Section 6, New Polar shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If New Polar believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Calico shall not have exercised the Retraction Call Right with respect to the Retracted Shares, New Polar shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by New Polar. In any case in which the redemption by New Polar of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, New Polar shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions relating to the Class A Exchangeable Shares on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of New Polar, representing the Retracted Shares not redeemed by New Polar pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by New Polar pursuant to Section 6.2 of these share provisions relating to the Class A Exchangeable Shares as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Callco to such holder of the Purchase Price for each such Retracted Share.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to New Polar before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Calico shall be deemed to have been revoked.

7.  Redemption of Class A Exchangeable Shares by New Polar

7.1 Subject to applicable law, and subject to the exercise by Callco of the Redemption Call Right, New Polar shall on the Redemption Date redeem the whole of the then outstanding Class A Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class A Exchangeable Shares one Polar Share for each Class A Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Redemption Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends).

7.2 In any case of a redemption of Class A Exchangeable Shares under this Section 7, New Polar shall, at least 20 days before the Redemption Date (other than a Redemption Date established in connection with a Polar Control Transaction), send or cause to be sent to each holder of Class A Exchangeable Shares a notice in writing of the redemption by New Polar or the purchase by Callco under the Redemption Call Right, as the case may be, of the Class A Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Polar Control Transaction, the written notice of redemption by New Polar or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, New Polar shall cause to be delivered to the holders of the Class A Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class A Exchangeable Share upon presentation and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice of the certificates representing such Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Class A Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Polar Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Shares which have not been declared on such Class A Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Redemption Date, the holders of the Class A Exchangeable Shares called for redemption shall cease to be holders of such Class A Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Class A Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class A Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Class A Exchangeable Shares so called for redemption, or of such of the said Class A Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class A Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class A Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Class A Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Polar Shares delivered to them.

7.3 Calico shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of Class A Exchangeable Shares by New Polar pursuant to this Section 7 of these share provisions relating to the Class A Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class A Exchangeable Shares to be redeemed on the Redemption Date, all, but not less than all, of the Class A Exchangeable Shares held by each such holder on payment by Calico to the holder of an amount per share equal to (a) the Current Market Price of a Polar Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Polar Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class A Exchangeable Share and all dividends declared on Polar Shares that have not been declared on such Class A Exchangeable Share in accordance with Section 3.1 of these share provisions relating to the Class A Exchangeable Shares (collectively the “Redemption Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Calico, each holder shall be obligated to sell all the Class A Exchangeable Shares held by the holder and otherwise to be redeemed to Calico on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share.

7.4 To exercise the Redemption Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class A Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Class A Exchangeable Shares as to whether or not Calico has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Calico exercises the Redemption Call Right, on the Redemption Date, Calico will purchase, and the holders will sell, all of the Class A Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

7.5 For the purposes of completing the purchase of Class A Exchangeable Shares pursuant to the Redemption Call Right, Calico shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Polar Shares deliverable by Calico in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Class A Exchangeable Shares so purchased will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Calico upon presentation and surrender by the holder of certificates representing the Class A Exchangeable Shares purchased by Calico from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Polar Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class A Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class A Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Calico, shall deliver to such holder, certificates representing the Polar Shares to which the holder is entitled and a cheque or cheques of Calico payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Calico does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Class A Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by New Polar in connection with the redemption of Class A Exchangeable Shares pursuant to this Section 7.

8.  Purchase for Cancellation

8.1 Subject to applicable law and the articles of New Polar, New Polar may at any time and from time to time purchase for cancellation all or any part of the outstanding Class A Exchangeable Shares at any price by tender to all the holders of record of Class A Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class A Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Class A Exchangeable Shares are tendered at a price or prices acceptable to New Polar than New Polar is prepared to purchase, the Class A Exchangeable Shares to be purchased by New Polar shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to New Polar, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than New Polar is prepared to purchase after New Polar has purchased all the shares tendered at lower prices. If only part of the Class A Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of New Polar.

9.  Voting Rights

9.1 Except as required by applicable law, the holders of the Class A Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of New Polar or to vote at any such meeting.

10.  Amendment and Approval

10.1 The rights, privileges, restrictions and conditions attaching to the Class A Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Class A Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Class A Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Class A Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Class A Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class A Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Exchangeable Shares.

10.3 Class A Exchangeable Shares held by Polar, Calico or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions relating to the Class A Exchangeable Shares.

11.  Reciprocal Changes, Etc. in Respect of Polar Shares

11.1
(a)Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(i)
issue or distribute Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) to the holders of all or substantially all of the then outstanding Polar Shares by way of stock dividend or other distribution, other than an issue of Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) to holders of Polar Shares (A) who exercise an option to receive dividends in Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares) in lieu of receiving cash dividend or distributions, or (B) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Polar Shares entitling them to subscribe for or to purchase Polar Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Polar Shares (A) shares or securities of Polar of any class other than Polar Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Polar, or (D) assets of Polar, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class A Exchangeable Shares.

(b)
Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares:

(i)	subdivide, redivide or change the then outstanding Polar Shares into a greater number of Polar Shares;

(ii)	reduce, combine or consolidate or change the then outstanding Polar Shares into a lesser number of Polar Shares; or

(iii)	reclassify or otherwise change the Polar Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Polar Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class A Exchangeable Shares.

Except for administrative amendments contemplated by Section 4.5 of the Support Agreement, the Support Agreement shall not be amended without the approval of the holders of the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares.

12.  Actions by New Polar Under Support Agreement

12.1 New Polar will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Polar and Callco with all provisions of the Support Agreement applicable to New Polar, Callco and Polar, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of New Polar and the holders of Class A Exchangeable Shares all rights and benefits in favour of New Polar and such holders under or pursuant to such agreements.

12.2 New Polar shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement (except as contemplated therein) without the approval of the holders or the Class A Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class A Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of New Polar or the holders of Class A Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Class A Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to New Polar, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Class A Exchangeable Shares.

13.  Notices

13.1 Any notice, request or other communication to be given to New Polar by a holder of Class A Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the head office of New Polar and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by New Polar.

13.2 Any presentation and surrender by a holder of Class A Exchangeable Shares to New Polar or the Transfer Agent of certificates representing Class A Exchangeable Shares in connection with the liquidation, dissolution or winding up of New Polar or the retraction or redemption of Class A Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the head office of New Polar or to such office of the Transfer Agent as may be specified by New Polar, in each case addressed to the attention of the President of New Polar. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by New Polar or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Class A Exchangeable Shares by or on behalf of New Polar shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of New Polar or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class A Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by New Polar pursuant thereto.

14.  Guarantee/Assignment

14.1 Polar hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Calico’s obligations hereunder. Calico may assign all or a portion of its rights and obligations hereunder to Polar without the consent of New Polar or holders of Class A Exchangeable Shares provided Polar remains bound by these provisions.

15.  Withholding Rights

15.1 New Polar, Polar, Calico and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Class A Exchangeable Shares such amounts as Polar, Callco or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, New Polar, Calico and the Transfer Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to Polar, Calico or the Transfer Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Polar, Calico or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

VI. PROVISIONS ATTACHING TO CLASS B EXCHANGEABLE SHARES

The Class B Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.  Interpretation

1.1 For the purposes of these share provisions relating to the Class B Exchangeable Shares:

“Polar (Calico) Call Notice” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class B Exchangeable Shares.

“Polar Dividend Declaration Date” means the date on which the board of directors of Polar declares any dividend on the Polar Preferred Shares.

“Liquidation Amount” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Call Purchase Price” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Call Right” has the meaning ascribed thereto in Section 5.4 of these share provisions relating to the Class B Exchangeable Shares.

“Liquidation Date” has the meaning ascribed thereto in Section 5.1 of these share provisions relating to the Class B Exchangeable Shares.

“Purchase Price” has the meaning ascribed thereto in Section 6.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Call Right” has the meaning ascribed thereto in Section 7.3 of these share provisions relating to the Class B Exchangeable Shares.

“Redemption Date” means the date established by the Board of Directors for the redemption by New Polar of all, but not less than all, of the outstanding Class B Exchangeable Shares pursuant to Section 7 of these share provisions relating to the Class B Exchangeable Shares, when:

(a)
there are fewer than 10% of the number of Class B Exchangeable Shares issued on the Effective Date outstanding (other than Class B Exchangeable Shares held by Polar and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Class B Exchangeable Shares, any issue or distribution of rights to acquire Class B Exchangeable Shares or securities exchangeable for or convertible into Class B Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Class B Exchangeable Shares), in which case the Board of Directors may fix the redemption date to such date as it may determine, upon at least 60 days’ prior written notice to the registered holders of the Class B Exchangeable Shares;

(b)
a Polar Control Transaction occurs, in which case, provided that the Board of Directors determine, in good faith in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Class B Exchangeable Shares in connection with such Polar Control Transaction that the redemption of all, but not less than all, of the outstanding Class B Exchangeable Shares is necessary to enable the completion of such Polar Control Transaction in accordance with its terms, the Board of Directors may fix the redemption date as it may determine, upon such number of days prior written notice to the registered holders of the Class B Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(c)
a change in Canadian tax law occurs that allows holders of Class B Exchangeable Shares who hold such shares as capital property to exchange such shares for Polar Preferred Shares on a tax-deferred basis, in which case the Redemption Date may be any date after the effective date of such change in Canadian tax law as the Board of Directors may determine upon such number of days’ written notice to the holders of Class B Exchangeable Shares as the Board of Directors determines to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b) or (c) above to such holders of Class B Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retracted Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Call Right” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Date” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Price” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Retraction Request” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Support Agreement” means the support agreement between Polar, Calico and New Polar, made on or about the Effective Date.

“Transfer Attempt” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

“Transferred Shares” has the meaning ascribed thereto in Section 6.1 of these share provisions relating to the Class B Exchangeable Shares.

2.  Ranking of Class B Exchangeable Shares

2.1 The Class B Exchangeable Shares shall be entitled to a preference over the Common Shares, the Class A Shares, the Class B Shares and any other shares ranking junior to the Class B Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of New Polar, whether voluntary or involuntary, or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, and shall rank rateably with the Class A Exchangeable Shares.

3.  Dividends

3.1 A holder of a Class B Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Polar Dividend Declaration Date, declare a dividend on each Class B Exchangeable Share (a) in the case of a cash dividend or distribution declared on the Polar Preferred Shares, in an amount in cash for each Class B Exchangeable Share equal to the Canadian Dollar Equivalent on the Polar Dividend Declaration Date of the cash dividend or distribution declared on each Polar Preferred Share, (b) in the case of a stock dividend declared on the Polar Preferred Shares to be paid in Polar Preferred Shares, in such number of Class B Exchangeable Shares for each Class B Exchangeable Share as is equal to the number of Polar Preferred Shares to be paid on each Polar Preferred Share, or (c) in the case of a dividend declared on the Polar Preferred Shares in property other than cash or Polar Preferred Shares, in such type and amount of property for each Class B Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement and each such determination to be conclusive and binding on New Polar and its shareholders) the type and amount of property declared as a dividend on each Polar Preferred Share. Such dividends shall be paid out of money, assets or property of New Polar properly applicable to the payment of dividends, or out of authorized but unissued shares of New Polar. Each such dividend shall be designated by New Polar as an “eligible dividend” pursuant to subsection 89(14) of the Income Tax Act (Canada), except to the extent that such designation would result in New Polar making an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act, in which case New Polar shall take such reasonable steps (including the declaration and payment of multiple dividends) as may be required to permit the designation of “eligible dividends” to the fullest extent possible. Any dividend which should have been declared on the Class B Exchangeable Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by New Polar as soon as payment of such dividend is permitted by such law on a subsequent date or dates determined by the Board of Directors.

3.2 Cheques of New Polar or any dividend paying agent appointed by New Polar payable at par at any branch of the bankers of New Polar shall be issued in respect of any cash dividend or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Class B Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Class B Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of a Class B Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by New Polar in such manner as it shall determine and the issuance, distribution or transfer thereof by New Polar to each holder of a Class B Exchangeable Share shall satisfy the dividend represented thereby. No holder of a Class B Exchangeable Share shall be entitled to recover by action or other legal process against New Polar any dividend that is represented by a cheque that has not been duly presented to New Polar’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Class B Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Class B Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Polar Preferred Shares.

3.4 If on any payment date for any dividends declared on the Class B Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Class B Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which New Polar shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

4.  Certain Restrictions

4.1 So long as any of the Class B Exchangeable Shares are outstanding (other than Class B Exchangeable Shares held by Polar or its Affiliates), New Polar shall not at any time without, but may at any time with, the approval of the holders of the Class B Exchangeable Shares given as specified in Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(a)
pay any dividends on the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares, other than stock dividends payable in Common Shares, Class A Shares, Class B Shares or any such other shares ranking junior to the Class B Exchangeable Shares, as the case may be;

(b)	redeem, retract or purchase or make any capital distribution in respect of Common Shares, Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares;

(c)	redeem or purchase any other shares of New Polar ranking equally with or junior to the Class B Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
except for the issue of Class A Exchangeable Shares, issue any Class B Exchangeable Shares or any other shares of New Polar ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Class B Exchangeable Shares other than by way of stock dividends to the holders of such Class B Exchangeable Shares or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends or distributions on the outstanding Class B Exchangeable Shares corresponding to dividends or distributions declared following the initial date of issue of Class B Exchangeable Shares on the Polar Preferred Shares shall have been declared on the Class B Exchangeable Shares and paid in full.

5.  Distribution on Liquidation

5.1 In the event of the liquidation, dissolution or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, a holder of Class B Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of New Polar in respect of each Class B Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of New Polar among the holders of the Common Shares, the Class A Shares, the Class B Shares or any other shares ranking junior to the Class B Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Preferred Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Liquidation Amount”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends).

5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, New Polar shall cause to be delivered to the holders of the Class B Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Exchangeable Share upon presentation and surrender of the certificates representing such Class B Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may be specified by New Polar by notice to the holders of the Class B Exchangeable Shares. Payment of the total Liquidation Amount for such Class B Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar for the Class B Exchangeable Shares or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares, on behalf of New Polar, of certificates representing Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Liquidation Date, the holders of the Class B Exchangeable Shares shall cease to be holders of such Class B Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Class B Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Class B Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Class B Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Class B Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Class B Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Polar Preferred Shares delivered to them.

5.3 After New Polar has satisfied its obligations to pay the holders of the Class B Exchangeable Shares, the Liquidation Amount per Class B Exchangeable Share pursuant to Section 5.1 of these share provisions relating to the Class B Exchangeable Shares, such holders shall not be entitled to share in any further distribution of the assets of New Polar.

5.4 Callco shall have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of New Polar pursuant to Section 5 of these share provisions relating to the Class B Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares on the Liquidation Date all, but not less than all, of the Class B Exchangeable Shares held by each such holder on payment by Callco of an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Polar Preferred Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Liquidation Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Calico, each holder shall be obligated to sell all the Class B Exchangeable Shares held by the holder to Calico on the Liquidation Date on payment by Calico to the holder of the Liquidation Call Purchase Price for each such share.

5.5 To exercise the Liquidation Call Right, Calico must notify the Transfer Agent, as agent for the holders of Class B Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Liquidation Date. The Transfer Agent will notify the holders of Class B Exchangeable Shares as to whether or not Calico has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Calico. If Calico exercises the Liquidation Call Right, on the Liquidation Date, Calico will purchase, and the holders will sell, all of the Class B Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6 For the purposes of completing the purchase of the Class B Exchangeable Shares pursuant to the Liquidation Call Right, Calico shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Polar Preferred Shares deliverable by Calico in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Class B Exchangeable Shares will be limited to receiving such holder’s proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Class B Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Polar Preferred Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Calico, shall deliver to such holder, certificates representing the Polar Preferred Shares to which the holder is entitled and a cheque or cheques of Calico payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Calico does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Class B Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by New Polar in connection with the liquidation, dissolution or winding-up of New Polar pursuant to this Section 5.

6.  Retraction of Class B Exchangeable Shares by Holder

6.1 A holder of Class B Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Calico of the Retraction Call Right and otherwise upon compliance with the provisions of this Section 6, to require New Polar to redeem any or all of the Class B Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by New Polar causing to be delivered to such holder one Polar Preferred Share for each Class B Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Retraction Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares the certificate or certificates representing the Class B Exchangeable Shares which the holder desires to have New Polar redeem, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the “Retraction Request”) in such form as may be acceptable to New Polar:

(a)
specifying that the holder desires to have all or any number specified therein of the Class B Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by New Polar;

(b)
stating the Business Day on which the holder desires to have New Polar redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than three Business Days nor more than ten Business Days after the date on which the Retraction Request is received by New Polar and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by New Polar; and

(c)
acknowledging the overriding right (the “Retraction Call Right”) of Calico to purchase all, but not less than all, the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Calico in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

In the event that, on or prior to the Redemption Date, any holder of Class B Exchangeable Shares notifies New Polar, either directly or through the Transfer Agent, that such holder desires to transfer or otherwise attempts to transfer any such shares to any other person or entity (any such notification or attempt, a “Transfer Attempt”), then such holder shall, by such action, be deemed to have made a Retraction Request on the following terms and conditions:

(d)
the Class B Exchangeable Shares which are the subject of such Transfer Attempt (the “Transferred Shares”) shall be considered to be the Retracted Shares for the purposes of such deemed Retraction Notice;

(e)	the Retraction Date shall be three Business Days after the date of receipt by New Polar or the Transfer Agent of notice of the Transfer Attempt (or such lesser period as New Polar may permit); and

(f)	the holder shall be deemed to have acknowledged the overriding Redemption Call Right and the Retraction Call Right.

In accordance with the deemed Retraction Request, no certificates shall be issued by New Polar representing the Transferred Shares in the name of the transferee, and the sole right of the transferee in respect of the Transferred Shares shall be to receive the Polar Preferred Shares to which such person is entitled as a result of the Retraction Notice.

6.2 Subject to the exercise by Calico of the Retraction Call Right, upon receipt by New Polar or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Class B Exchangeable Shares which the holder desires to have New Polar redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, New Polar shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class B Exchangeable Shares represented by any certificate are redeemed (or purchased by Calico pursuant to the Retraction Call Right), a new certificate for the balance of such Class B Exchangeable Shares shall be issued to the holder at the expense of New Polar.

6.3 Upon receipt by New Polar of a Retraction Request, New Polar shall immediately notify Calico and Polar thereof. In order to exercise the Retraction Call Right, Polar or Calico must notify New Polar in writing of Calico’s determination to do so (the “Polar (Calico) Call Notice”) within two Business Days of notification to Polar and Calico by New Polar of the receipt by New Polar of the Retraction Request. If the Polar or Calico does not so notify New Polar within such two Business Day period, New Polar will notify the holder as soon as possible thereafter that Calico will not exercise the Retraction Call Right. If Polar or Calico delivers the Polar (Calico) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Calico in accordance with the Retraction Call Right. In such event, New Polar shall not redeem the Retracted Shares and Calico shall purchase from such holder and such holder shall sell to Calico on the Retraction Date, the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Calico shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Polar Preferred Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by New Polar of such Retracted Shares shall take place on the Retraction Date. In the event that neither Polar nor Calico delivers a Polar (Calico) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, New Polar shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6.

6.4 New Polar or Calico, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of New Polar for the Class B Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar by notice to the holders of Class B Exchangeable Shares, certificates representing the Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of New Polar payable at par at any branch of the bankers of New Polar in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by New Polar) or a cheque of Calico payable at par and in Canadian dollars at any branch of the bankers of Calico or of New Polar in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of New Polar or by Calico, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by New Polar or purchased by Calico shall thereafter be considered and deemed for all purposes to be a holder of the Polar Preferred Shares delivered to it.

6.6 Notwithstanding any other provision of this Section 6, New Polar shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If New Polar believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, New Polar shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by New Polar. In any case in which the redemption by New Polar of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, New Polar shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions relating to the Class B Exchangeable Shares on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of New Polar, representing the Retracted Shares not redeemed by New Polar pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by New Polar pursuant to Section 6.2 of these share provisions relating to the Class B Exchangeable Shares as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Calico to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Calico to such holder of the Purchase Price for each such Retracted Share.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to New Polar before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

7.  Redemption of Class B Exchangeable Shares by New Polar

7.1 Subject to applicable law, and subject to the exercise by Callco of the Redemption Call Right, New Polar shall on the Redemption Date redeem the whole of the then outstanding Class B Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by New Polar causing to be delivered to each holder of Class B Exchangeable Shares one Polar Preferred Share for each Class B Exchangeable Share held by such holder, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Redemption Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends).

7.2 In any case of a redemption of Class B Exchangeable Shares under this Section 7, New Polar shall, at least 20 days before the Redemption Date (other than a Redemption Date established in connection with a Polar Control Transaction), send or cause to be sent to each holder of Class B Exchangeable Shares a notice in writing of the redemption by New Polar or the purchase by Callco under the Redemption Call Right, as the case may be, of the Class B Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Polar Control Transaction, the written notice of redemption by New Polar or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Calico of the Redemption Call Right, New Polar shall cause to be delivered to the holders of the Class B Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for each such Class B Exchangeable Share upon presentation and surrender at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice of the certificates representing such Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Class B Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of New Polar or by holding for pick up by the holder at the head office of New Polar or at any office of the Transfer Agent as may be specified by New Polar in such notice, on behalf of New Polar, of certificates representing Polar Preferred Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of New Polar payable at par at any branch of the bankers of New Polar in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Polar Preferred Shares which have not been declared on such Class B Exchangeable Shares in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar). On and after the Redemption Date, the holders of the Class B Exchangeable Shares called for redemption shall cease to be holders of such Class B Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Class B Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. New Polar shall have the right at any time after the sending of notice of its intention to redeem Class B Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Class B Exchangeable Shares so called for redemption, or of such of the said Class B Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Class B Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by New Polar) for such Class B Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Class B Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Polar Preferred Shares delivered to them.

7.3 Callco shall have the overriding right (the “Redemption Call Right”), notwithstanding the proposed redemption of Class B Exchangeable Shares by New Polar pursuant to this Section 7 of these share provisions relating to the Class B Exchangeable Shares, to purchase from all, but not less than all, of the holders of Class B Exchangeable Shares to be redeemed on the Redemption Date, all, but not less than all, of the Class B Exchangeable Shares held by each such holder on payment by Callco to the holder of an amount per share equal to (a) the Current Market Price of a Polar Preferred Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Polar Preferred Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Class B Exchangeable Share and all dividends declared on Polar Preferred Shares that have not been declared on such Class B Exchangeable Share in accordance with Section 3.1 of these share provisions relating to the Class B Exchangeable Shares (collectively the “Redemption Call Purchase Price”, provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Class B Exchangeable Shares held by the holder and otherwise to be redeemed to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share.

7.4 To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Class B Exchangeable Shares, and New Polar of Calico’s intention to exercise such right at least five Business Days before the Redemption Date. The Transfer Agent will notify the holders of the Class B Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Calico exercises the Redemption Call Right, on the Redemption Date, Callco will purchase, and the holders will sell, all of the Class B Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

7.5 For the purposes of completing the purchase of Class B Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Polar Preferred Shares deliverable by Callco in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Class B Exchangeable Shares so purchased will be limited to receiving such holder’s proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Class B Exchangeable Shares purchased by Calico from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Polar Preferred Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class B Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Class B Exchangeable Shares under the OBCA and the by-laws of New Polar and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent, on behalf of Callco, shall deliver to such holder, certificates representing the Polar Preferred Shares to which the holder is entitled and a cheque or cheques of Callco payable at par and in Canadian dollars at any branch of the bankers of Callco or of New Polar in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Calico does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Class B Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by New Polar in connection with the redemption of Class B Exchangeable Shares pursuant to this Section 7.

8.  Purchase for Cancellation

8.1 Subject to applicable law and the articles of New Polar, New Polar may at any time and from time to time purchase for cancellation all or any part of the outstanding Class B Exchangeable Shares at any price by tender to all the holders of record of Class B Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Class B Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Class B Exchangeable Shares are tendered at a price or prices acceptable to New Polar than New Polar is prepared to purchase, the Class B Exchangeable Shares to be purchased by New Polar shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to New Polar, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than New Polar is prepared to purchase after New Polar has purchased all the shares tendered at lower prices. If only part of the Class B Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of New Polar.

9.  Voting Rights

9.1 Except as required by applicable law, the holders of the Class B Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of New Polar or to vote at any such meeting.

10.  Amendment and Approval

10.1 The rights, privileges, restrictions and conditions attaching to the Class B Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Class B Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Class B Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Class B Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class B Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Class B Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Class B Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class B Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class B Exchangeable Shares.

10.3 Class B Exchangeable Shares held by Polar, Callco or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions relating to the Class B Exchangeable Shares.

11.  Reciprocal Changes, Etc. in Respect of Polar Preferred Shares

11.1
(a)Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(i)
issue or distribute Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) to the holders of all or substantially all of the then outstanding Polar Preferred Shares by way of stock dividend or other distribution, other than an issue of Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) to holders of Polar Preferred Shares (A) who exercise an option to receive dividends in Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares) in lieu of receiving cash dividend or distributions, or (B) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Polar Preferred Shares entitling them to subscribe for or to purchase Polar Preferred Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar Preferred Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Polar Preferred Shares (A) shares or securities of Polar of any class other than Polar Preferred Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar Preferred Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Polar, or (D) assets of Polar, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class B Exchangeable Shares.

(b)
Pursuant to the Support Agreement, Polar will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares:

(i)	subdivide, redivide or change the then outstanding Polar Preferred Shares into a greater number of Polar Preferred Shares;

(ii)	reduce, combine or consolidate or change the then outstanding Polar Preferred Shares into a lesser number of Polar Preferred Shares; or

(iii)	reclassify or otherwise change the Polar Preferred Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Polar Preferred Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class B Exchangeable Shares.

Except for administrative amendments contemplated by Section 4.5 of the Support Agreement, the Support Agreement shall not be amended without the approval of the holders of the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares.

12.  Actions by New Polar Under Support Agreement

12.1 New Polar will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Polar and Callco with all provisions of the Support Agreement applicable to New Polar, Calico and Polar, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of New Polar and the holders of Class B Exchangeable Shares all rights and benefits in favour of New Polar and such holders under or pursuant to such agreements.

12.2 New Polar shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement (except as contemplated therein) without the approval of the holders or the Class B Exchangeable Shares given in accordance with Section 10.2 of these share provisions relating to the Class B Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other party or parties to such agreement for the protection of New Polar or the holders of Class B Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Class B Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to New Polar, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Class B Exchangeable Shares.

13.  Notices

13.1 Any notice, request or other communication to be given to New Polar by a holder of Class B Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the head office of New Polar and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by New Polar.

13.2 Any presentation and surrender by a holder of Class B Exchangeable Shares to New Polar or the Transfer Agent of certificates representing Class B Exchangeable Shares in connection with the liquidation, dissolution or winding up of New Polar or the retraction or redemption of Class B Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the head office of New Polar or to such office of the Transfer Agent as may be specified by New Polar, in each case addressed to the attention of the President of New Polar. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by New Polar or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Class B Exchangeable Shares by or on behalf of New Polar shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of New Polar or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Class B Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by New Polar pursuant thereto.

14.  Guarantee/Assignment

14.1 Polar hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Calico’s obligations hereunder. Calico may assign all or a portion of its rights and obligations hereunder to Polar without the consent of New Polar or holders of Class B Exchangeable Shares provided Polar remains bound by these provisions.

15.  Withholding Rights

15.1 New Polar, Polar, Calico and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Class B Exchangeable Shares such amounts as Polar, Calico or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, New Polar, Calico and the Transfer Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to Polar, Calico or the Transfer Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Polar, Callco or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

APPENDIX 2

SUPPORT AGREEMENT

SUPPORT AGREEMENT

THIS AGREEMENT is made as of the ________ day of June, 2011

AMONG:

POLAR WIRELESS CORP., a corporation existing under the laws of the State of Nevada

(“Polar US”)

- and -

2240519 ONTARIO LIMITED, a corporation existing under the laws of the Province of Ontario

(“Calico”)

- and -

2230354 ONTARIO INC., a corporation existing under the laws of the Province of Ontario

(the “Company”)

WHEREAS pursuant to an amalgamation agreement dated the date hereof (the “Amalgamation Agreement”) among Polar Wireless Corporation (“Subco”), Polar US and the Company, the company formed by the amalgamation of Subco and the Company (“New Polar”) is to issue Class A non-voting shares (exercisable into Class A Exchangeable Shares) and Class B non-voting shares (exercisable into Class B Exchangeable Shares) to holders of common shares of the Company pursuant to the amalgamation (the “Amalgamation”) contemplated by the Amalgamation Agreement;

AND WHEREAS it is a condition to the Amalgamation Agreement that Polar US and Calico execute this Agreement;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1  Defined Terms

Terms           defined in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Class A Exchangeable Shares and the Class B Exchangeable Shares attached as Appendix 1 to the Amalgamation Agreement and as set out in the Articles of Amalgamation of New Polar shall have the same meaning when such capitalized terms are used herein, unless the context requires otherwise.

1.2  Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof’, “herein” and “hereunder” and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3  Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4  Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this Agreement, a “Business Day” means any day other than a Saturday, Sunday or civic or statutory holiday in the City of Toronto, Ontario.

ARTICLE 2

COVENANTS OF POLAR US AND NEW POLAR

2.1  Covenants Regarding Class A Exchangeable Shares

So long as any Class A Exchangeable Shares not owned by Polar US or its Affiliates are outstanding, Polar US will:

(a)
not declare or pay any dividend on the Polar US Shares unless: (i) New Polar shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Class A Exchangeable Shares; and (ii) New Polar shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Class A Exchangeable Shares;

(b)
advise New Polar sufficiently in advance of the declaration by Polar US of any dividend on Polar US Shares and take all such other actions as are reasonably necessary, in cooperation with New Polar, to ensure that the respective declaration date, record date and payment date for a dividend on the Class A Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Polar US Shares;

(c)	ensure that the record date for any dividend declared on Polar US Shares is not less than 10 Business Days after the declaration date of such dividend;

(d)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit New Polar, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Class A Exchangeable Share (other than Class A Exchangeable Shares owned by Polar US or its Affiliates) upon the liquidation, dissolution or winding-up of New Polar, the delivery of a Retraction Request by a holder of Class A Exchangeable Shares or a redemption of Class A Exchangeable Shares by New Polar, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit New Polar to cause to be delivered Polar US Shares to the holders of Class A Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the ease may be, of the Exchangeable Share Provisions;

(e)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Calico to cause to be delivered Polar US Shares to the holders of Class A Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;

(f)
not (and will ensure that Calico and its Affiliates do not) exercise its vote as a shareholder of New Polar to initiate the voluntary liquidation, dissolution or winding-up of New Polar (or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Calico or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs; and

(g)	waive (and will ensure that Calico and its Affiliates will waive) any entitlement to receive any dividends declared and paid on any Class A Exchangeable Shares held by Polar US and its Affiliates.

2.2  Covenants Regarding Class B Exchangeable Shares

So long as any Class B Exchangeable Shares not owned by Polar US or its Affiliates are outstanding, Polar US will:

(a)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit New Polar, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Class B Exchangeable Share (other than Class B Exchangeable Shares owned by Polar US or its Affiliates) upon the liquidation, dissolution or winding-up of New Polar, the delivery of a Retraction Request by a holder of Class B Exchangeable Shares or a redemption of Class B Exchangeable Shares by New Polar, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit New Polar to cause to be delivered Polar US Preferred Shares to the holders of Class B Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions (once such Polar US Preferred Shares are created);

(b)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Calico, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit Calico to cause to be delivered Polar US Preferred Shares to the holders of Class B Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be (once such Polar US Preferred Shares are created); and

(c)
not (and will ensure that Callco and its Affiliates do not) exercise its vote as a shareholder of New Polar to initiate the voluntary liquidation, dissolution or winding-up of New Polar (or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Calico or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution, or winding-up of New Polar or any other distribution of the assets of New Polar among its shareholders for the purpose of winding-up its affairs.

2.3  Segregation of Funds

Polar US will cause New Polar to deposit a sufficient amount of funds in a separate account of New Polar and segregate a sufficient amount of such other assets and property as is necessary to enable New Polar to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions, as applicable.

2.4  Reservation of Polar US Shares and Polar US Preferred Shares

Polar US hereby represents, warrants and covenants in favour of New Polar and Callco that Polar US will, at all times while any Class A Exchangeable Shares (other than Class A Exchangeable Shares held by Polar US or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights out of its authorized and unissued capital, such number of Polar US Shares (or other shares or securities into which Polar US Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Class A Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Class A Exchangeable Shares issuable upon the exercise of all rights to acquire Class A Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Polar US to meet its obligations under any security or commitment pursuant to which Polar US may now or hereafter be required to issue Polar US Shares to enable and permit Calico to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit New Polar to meet its obligations hereunder and under the Exchangeable Share Provisions.

Polar US hereby further represents, warrants and covenants in favour of New Polar and Callco that, once such Polar US Preferred Shares are created, Polar US will, at all times while any Class B Exchangeable Shares (other than Class B Exchangeable Shares held by Polar US or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights out of its authorized and unissued capital, such number of Polar US Preferred Shares (or other shares or securities into which Polar US Preferred Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Class B Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Class B Exchangeable Shares issuable upon the exercise of all rights to acquire Class B Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit Polar US to meet its obligations under any security or commitment pursuant to which Polar US may now or hereafter be required to issue Polar US Preferred Shares to enable and permit Callco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit New Polar to meet its obligations hereunder and under the Exchangeable Share Provisions.

2.5  Notification of Certain Events

In order to assist Polar US to comply with its obligations hereunder and to permit Callco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, New Polar will notify Polar US and Callco of each of the following events at the time set forth below:

(a)
in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to New Polar or to effect any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly, upon. the earlier of receipt by New Polar of notice of and New Polar otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of New Polar or to effect any other distribution of the assets of New Polar among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by New Polar of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Class. A Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)	on the same date on which notice of redemption is given to holders of Class B Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(f)
as soon as practicable upon the issuance by New Polar of any Class A Exchangeable Shares or rights to acquire Class A Exchangeable Shares (other than the issuance of Class A Exchangeable Shares and rights to acquire Class A Exchangeable Shares in connection with the redemption of the outstanding Class A non-voting common shares in the capital of New Polar following the Amalgamation); and

(g)
as soon as practicable upon the issuance by New Polar of any Class B Exchangeable Shares or rights to acquire Class B Exchangeable Shares (other than the issuance of Class B Exchangeable Shares and rights to acquire Exchangeable Shares in connection with the redemption of the outstanding Class B non-voting common shares in the capital of New Polar following the Amalgamation).

2.6  Delivery of Polar US Shares and Polar US Preferred Shares to New Polar and Calico

In furtherance of its obligations under Sections 2.1(d) and (e) and Sections 2.2(a) and (b) hereof, upon notice from New Polar or Calico of any event that requires New Polar or Calico to cause to be delivered Polar US Shares or Polar US Preferred Shares to any holder of Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, Polar US shall forthwith issue and deliver or cause to be delivered to New Polar or Calico the requisite number of Polar US Shares or (once such Polar US Preferred Shares are created)Polar US Preferred Shares to be received by, and issued to or to the order of, the former holder of the surrendered Class A Exchangeable Shares or Class B Exchangeable Shares, as the case may be, as New Polar or Calico shall direct. All such Polar US Shares or Polar US Preferred Shares (once such Polar US Preferred Shares are created) shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Polar US Shares or Polar US Preferred Shares, New Polar or Callco, as the case may be, shall pay a cash purchase price (or shall issue shares of New Polar or Calico having a fair market value) equal to the fair market value of such Polar US Shares or Polar US Preferred Shares (once such Polar US Preferred Shares are created), to Polar US, or as Polar US shall direct.

2.7  Economic Equivalence

So long as Class A Exchangeable Shares not owned by Polar US or its Affiliates are outstanding:

(a)
Polar US will not, without prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(i)
issue or distribute Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to the holders of all of the then outstanding Polar US Shares by way of stock dividend or other distribution, other than an issue of Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to holders of Polar US Shares who exercise an option to receive dividends in Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) in lieu of receiving cash dividends;

(ii)
issue or distribute rights, options or warrants to the holders of all of the then outstanding Polar US Shares entitling them to subscribe for or to purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares); or

(iii)
issue or distribute to the holders of all of the then outstanding Polar US Shares: (A) shares or securities of Polar US of any class other than Polar US Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar US Shares); (B) rights, options or warrants other than those referred to in section 2.7(a)(i) above; (C) evidences of indebtedness of Polar US; or (D) assets of Polar US, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Class A Exchangeable Shares.

(b)
Polar US will not, without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section  10.2 of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Polar US Shares into a greater number of Polar US Shares;

(ii)	reduce, combine, consolidate or change the then outstanding Polar US Shares into a lesser number of Polar US Shares; or

(iii)	reclassify or otherwise change Polar US Shares or effect an amalgamation,

merger, reorganization or other transaction affecting Polar US Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class A Exchangeable Shares.

(c)
Polar US will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Polar US (with contemporaneous notification thereof by Polar US to New Polar).

(d)
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Polar US. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)	in the case of any stock dividend or other distribution payable in Polar US Shares, the number of such shares issued in proportion to the number of Polar US Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares), the relationship between the Canadian Dollar Equivalent of the exercise price of each such right, option or warrant and the Current Market Price of a Polar US Share;

(iii)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Polar US of any class other than Polar US Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Polar US or any assets of Polar US), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Polar US Share and the Current Market Price of a Polar US Share;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Polar US Shares into a greater number of Polar US Shares or the reduction, combination, consolidation or change of the then outstanding Polar US Shares into a lesser number of Polar US Shares or any amalgamation, merger, reorganization or other transaction affecting Polar US Shares, the effect thereof upon the then outstanding Polar US Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Class A Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Polar US Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Class A Exchangeable Shares).

(e)
New Polar agrees that, to the extent required, upon due notice from Polar US, it will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by New Polar, or subdivisions, redivisions or changes are made to the Class A Exchangeable Shares, in order to implement the required economic equivalence with respect to the Polar US Shares and Class A Exchangeable Shares as provided for in this section 2.7.

So long as Class B Exchangeable Shares not owned by Polar US or its Affiliates are outstanding:

(a)
Polar US will not, without prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(i)
issue or distribute Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to the holders of all of the then outstanding Polar US Shares by way of stock dividend or other distribution, other than an issue of Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) to holders of Polar US Shares who exercise an option to receive dividends in Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares) in lieu of receiving cash dividends;

(ii)
issue or distribute rights, options or warrants to the holders of all of the then outstanding Polar US Shares entitling them to subscribe for or to purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares); or

(iii)
issue or distribute to the holders of all of the then outstanding Polar US Shares: (A) shares or securities of Polar US of any class other than Polar US Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Polar US Shares); (B) rights, options or warrants other than those referred to in section 2.7(a)(i) above; (C) evidences of indebtedness of Polar US; or (D) assets of Polar US, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences • of indebtedness or other assets is issued or distributed simultaneously to holders of the Class B Exchangeable Shares.

(b)
Polar US will not, without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Polar US Shares into a greater number of Polar US Shares;

(ii)	reduce, combine, consolidate or change the then outstanding Polar US Shares into a lesser number of Polar US Shares; or

(iii)	reclassify or otherwise change Polar US Shares or effect an amalgamation,

merger, reorganization or other transaction affecting Polar US Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Class B Exchangeable Shares.

(c)
Polar US will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Polar US (with contemporaneous notification thereof by Polar US to New Polar).

(d)
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Polar US. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)	in the case of any stock dividend or other distribution payable in Polar US Shares, the number of such shares issued in proportion to the number of Polar US Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Polar US Shares (or securities exchangeable for or convertible into or carrying rights to acquire Polar US Shares), the relationship between the Canadian Dollar Equivalent of the exercise price of each such right, option or warrant and the Current Market Price of a Polar US Share;

(iii)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Polar US of any class other than Polar US Shares, any rights, options or warrants other than those referred to in section 2.7(d)(ii) above, any evidences of indebtedness of Polar US or any assets of Polar US), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Polar US Share and the Current Market Price of a Polar US Share;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Polar US Shares into a greater number of Polar US Shares or the reduction, combination, consolidation or change of the then outstanding Polar US Shares into a lesser number of Polar US Shares or any amalgamation, merger, reorganization or other transaction affecting Polar US Shares, the effect thereof upon the then outstanding Polar US Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Class B Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Polar US Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Class B Exchangeable Shares).

(e)
New Polar agrees that, to the extent required, upon due notice from Polar US, it will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by New Polar, or subdivisions, redivisions or changes are made to the Class B Exchangeable Shares, in order to implement the required economic equivalence with respect to the Polar US Shares and Class B Exchangeable Shares as provided for in this section 2.7.

2.8  Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Polar US Shares (an “Offer”) is proposed by Polar US or is proposed to Polar US or its shareholders and is recommended by the board of directors of Polar US, or is otherwise effected or to be effected with the consent or approval of the board of directors of Polar US, and the Class A Exchangeable Shares are not redeemed by New Polar or purchased by Calico pursuant to the Redemption Call Right, Polar US will use its commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Class A Exchangeable Shares (other than Polar US and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Polar US Shares, without discrimination. Without limiting the generality of the foregoing, Polar US will use its commercially reasonable efforts expeditiously and in good faith to ensure that holders of Class A Exchangeable Shares may participate in all such Offers without being required to retract Class A Exchangeable Shares as against New Polar (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of New Polar to redeem (or Calico to purchase pursuant to the Redemption Call Right) Class A Exchangeable Shares, as applicable, in the event of a Polar US Control Transaction.

2.9  Ownership of Outstanding Shares

Without the prior approval of New Polar and the prior approval of the holders of the Class A Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions, Polar US covenants and agrees in favour of New Polar that, as long as any outstanding Class A Exchangeable Shares are owned by any person other than Polar US or any of its Affiliates, Polar US will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of New Polar and Calico.

Without the prior approval of New Polar and the prior approval of the holders of the Class B Exchangeable Shares given in accordance with section 10.2 of the Exchangeable Share Provisions, Polar US covenants and agrees in favour of New Polar that, as long as any outstanding Class B Exchangeable Shares are owned by any person other than Polar US or any of its Affiliates, Polar US will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of New Polar and Calico.

2.10  Polar US and Affiliates Not to Vote Exchangeable Shares

Polar US covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Class A Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Class A Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Polar US further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Class A Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which New Polar may in the future be governed) with respect to any Class A Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Class A Exchangeable Shares.

Polar US further covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Class B Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Class B Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Polar US further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Class B Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which New Polar may in the future be governed) with respect to any Class B Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Class B Exchangeable Shares.

2.11  Specified Amount

The specified amount with respect to a Class A Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1.00, which amount is the fair market value of the consideration for which the Class A Exchangeable Share is issued.

The specified amount with respect to a Class B Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) is $1.00, which amount is the fair market value of the consideration for which the Class B Exchangeable Share is issued.

ARTICLE 3

POLAR US SUCCESSORS

3.1  Certain Requirements in Respect of Combination, etc.

Polar US shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)
such other person or continuing corporation (the “Polar US Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Polar US Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Polar US Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Polar US under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2  Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver a supplemental agreement hereto and thereupon such Polar US Successor shall possess and from time to time may exercise each and every right and power of Polar US under this Agreement in the name of Polar US or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Polar US or any officers of Polar US may be done and performed with like force and effect by the directors or officers of such Polar US Successor.

3.3  Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Polar US with or into Polar US or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Polar US provided that all of the assets of such subsidiary are transferred to Polar US or another wholly-owned direct or indirect subsidiary of Polar US and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1  Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Class A Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class A Exchangeable Shares) or Class B Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Class B Exchangeable Shares) are held by any person other than Polar US and any of its Affiliates.

4.2  Changes in Capital of Polar US and New Polar

At all times after the occurrence of any event contemplated pursuant to sections 2.7 or 2.8 hereof or otherwise, as a result of which Polar US Shares, Polar US Preferred Shares, Class A Exchangeable Shares, Class B Exchangeable Shares or any of them are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Polar US Shares, the Polar US Preferred Shares, the Class A Exchangeable Shares and/or the Class B Exchangeable Shares are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3  Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4  Amendments, Modifications

This Agreement may not be amended or modified except by an agreement in writing executed by New Polar, Calico and Polar US and approved by, as applicable, the holders of the Class A Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions or the holders of the Class B Exchangeable Shares in accordance with section 10.2 of the Exchangeable Share Provisions.

4.5  Administrative Amendments

Notwithstanding the provisions of section 4.4, the parties may in writing at any time and from time to time, without the approval of, as applicable, the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties provided that the board of directors of each of New Polar, Callco and Polar US shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares;

(b)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of New Polar, Calico and Polar US, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares; or

(c)
making such changes or corrections which, on the advice of counsel to New Polar, Calico and Polar US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of New Polar, Calico and Polar US shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Class A Exchangeable Shares or the Class B Exchangeable Shares.

4.6  Meeting to Consider Amendments

New Polar, at the request of Polar US, shall call a meeting or meetings of the holders of the Class A Exchangeable Shares and/or or the Class B Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of New Polar, the Exchangeable Share Provisions and all applicable laws.

4.7  Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8  Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9  Notices to Parties

All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

(a)	if to Polar US or to Calico, to:

100 York Boulevard
Suite 600
Richmond Hill, Ontario
L4B 1J8
Attention: George Perlin

with a copy (which shall not constitute notice) to:

Goodmans LLP
Suite 3400
Bay Adelaide Centre
333 Bay Street
Toronto, ON M5H 2S7
Attention:   Avi S. Greenspoon
Fax:  (416) 979-1234

(b)	if to New Polar, to:

100 York Boulevard
Suite 600
Richmond Hill, Ontario
L4B 1J8
Attention:   George Perlin

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10  Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11  Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.12  Attornment

Polar US agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said court, and not to seek, and hereby waives any review of the merits of any such judgment by the courts of any other jurisdiction. Polar US hereby appoints New Polar at its registered office in the Province of Ontario as attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

POLAR WIRELESS CORP.
Per:
Name:
Title:

2240519 ONTARIO LIMITED
Per:
Name: Shane G. Carroll
Title: President

2230354 ONTARIO INC.
Per:
Name: Vladimir Aleynikov
Title: Director